                                                                   EXHIBIT 10.13


                                     LEASE

                            TST CUPERTINO, L.L.C.,
                     a Delaware limited liability company,
                                   Landlord

                                      and

                            PORTAL SOFTWARE, INC.,
                            a Delaware corporation,
                                    Tenant

                                      for

                            Cupertino City Center V
                         10200 South De Anza Boulevard
                             Cupertino, California

                                 June 25, 1999

                                     LEASE

          THIS LEASE is made as of the 25th day of June, 1999 ("Effective Date"), between TST Cupertino, L.L.C. ("Landlord"), a Delaware limited liability company, having an office c/o Tishman Speyer Properties, L.P. 520 Madison Avenue, New York, New York 10022 and Portal Software, Inc., ("Tenant"), a Delaware corporation, having an office at 20883 Stevens Creek Boulevard, Cupertino, CA 95014

          Landlord and Tenant hereby covenant and agree as follows:

                                   ARTICLE 1

                            BASIC LEASE PROVISIONS

PREMISES              The first (1st), second (2nd), third (3rd), and fourth
                      (4th) floors of the Building, as more particularly shown on Exhibits A-1 through A-4, inclusive.

BUILDING The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as Cupertino City Center V located at 10200 South De Anza Boulevard in Cupertino, California.

REAL PROPERTY         The Building, together with the plot of land upon which it stands.

SCHEDULED             December 17, 1999
COMMENCEMENT DATE

EXPIRATION DATE       The date which is the last day of the month in which the
                      eleventh (11th) anniversary of the date the last Floor comprising the Premises is tendered to Tenant in its Ready for Occupancy condition (provided that if more than thirty
                      (30) days separates the dates of tender of the first such Floor and the last such Floor, then the Expiration Date shall be the last day of the one hundred thirty-third
                      (133rd) calendar month following the Commencement Date), or the last day of any renewal or extended term, if the Term of this Lease shall have been extended in accordance with any express provision hereof.

TERM The period commencing on the Commencement Date and ending on the Expiration Date.

PERMITTED USES        Executive and general office use for the transaction of
                      Tenant's business, related training, software research and development activities and storage or distribution of materials incidental thereto, but excluding any Prohibited
                      Use (as hereinafter defined).

TENANT'S              One hundred percent (100%).
PROPORTIONATE SHARE

AGREED AREA OF        142,651 rentable square feet.
BUILDING

AGREED AREA OF        142,651 rentable square feet allocated as follows:
PREMISES
                         Floor 1  -  33,114 rentable square feet
                         Floor 2  -  37,425 rentable square feet
                         Floor 3  -  38,342 rentable square feet
                         Floor 4  -  33,770 rentable square feet

FIXED RENT            (i) $4,467,829.32 per annum ($372,319.11 per month)
                      ($2.610 per rentable square foot of the Premises ("RSF") per month) for the period commencing on the Commencement
                      Date and ending on the day preceding the first anniversary of the Commencement Date, both dates inclusive; (ii)
                      $4,601,864.16 per annum ($383,488.68 per month) ($2.688
                      per RSF per month) for the period commencing on the first
                      (1st) anniversary of the Commencement Date and ending on the day preceding the second (2nd) anniversary of the Commencement Date, both dates inclusive; (iii)
                      $4,739,920.08 per annum ($394,993.34 per month) ($2.769
                      per RSF per month) for the period commencing on the second
                      (2nd) anniversary of the Commencement Date and ending on the day preceding the third (3rd) anniversary of the Commencement Date, both dates inclusive; (iv)
                      $4,882,117.68 per annum ($406,843.14 per month) ($2.852
                      per RSF per month) for the period commencing on the third
                      (3rd) anniversary of the Commencement Date and ending on the day preceding the fourth (4th) anniversary of the Commencement Date, both dates inclusive; (v) $5,028,581.16 per annum ($419,048.43 per month) ($2.938 per RSF per month) for the period commencing on the fourth (4th) anniversary of the Commencement Date and ending on the day preceding the fifth (5th) anniversary of the Commencement
                      Date, both dates inclusive; (vi) $5,179,438.56 per annum
                      ($431,619.88 per month) ($3.026 per RSF per month) for the period commencing on the fifth (5th) anniversary of the Commencement Date and ending on the day preceding the sixth (6th) anniversary of the Commencement Date, both dates

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                      inclusive; (vii) $5,334,821.76 per annum ($444,568.48 per
                      month) ($3.116 per RSF per month) for the period commencing on the sixth (6th) anniversary of the Commencement Date and ending on the day preceding the seventh (7th) anniversary of the Commencement Date, both dates inclusive; (viii) $5,494,866.36 per annum ($457,905.53 per month) ($3.210 per RSF per month) for the period commencing on the seventh (7th) anniversary of the Commencement Date and ending on the day preceding the eighth (8th) anniversary of the Commencement Date, both dates inclusive; (ix) $5,659,712.40 per annum ($471,642.70 per month) ($3.306 per RSF per month) for the period commencing on the eighth (8th) anniversary of the Commencement Date and ending on the day preceding the ninth (9th) anniversary of the Commencement Date; (x) $5,829,503.76 per annum ($485,791.98 per month) ($3.406 per RSF per month) for the period commencing on the ninth
                      (9th) anniversary of the Commencement Date and ending on the day preceding the tenth (10th) anniversary of the Commencement Date, both dates inclusive, and (xi) $6,004,388.87 per annum ($500,365.75 per month) ($3.508 per RSF per month) for the period commencing on the tenth
                      (10th) anniversary of the Commencement Date and ending on the Expiration Date, both dates inclusive.

ADDITIONAL RENT       All sums other than Fixed Rent payable by Tenant to
                      Landlord under this Lease, including Tenant's Tax Payment,
                      Tenant's Operating Payment, late charges, overtime or excess service charges, and interest and other costs related to Tenant's failure to perform any of its obligations under this Lease.

RENT                  Fixed Rent and Additional Rent, collectively.

INTEREST RATE         The lesser of (i) two percent (2%) per annum above the
                      then current Base Rate charged by Citibank, N.A. or its successor, or (ii) the maximum rate permitted by applicable law.

SECURITY DEPOSIT      $2,250,000.00, as adjusted pursuant to Article 33 below.

LANDLORD'S BROKER     Cornish & Carey Commercial

TENANT'S BROKER       C.B. Richard Ellis, Inc.

LANDLORD'S AGENT      Tishman Speyer Properties, L.P. or any other person
                      designated at any time and from time to time by Landlord as Landlord's Agent and their successors and assigns.

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

          All capitalized terms used in the Lease text without definition are defined in Exhibit B.

                                   ARTICLE 2

                              PREMISES, TERM, RENT

          Section 2.1  Lease of Premises. Subject to the terms of this Lease,
                       -----------------
Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis (i) together, to the extent required by any Requirements or any easement agreements affecting the Building as of the Effective Date, with the general public, Landlord and Landlord's agents, contractors and employees, the Building ground floor lobby area, the Parking Facility (as hereinafter defined) and certain other related common facilities including, without limitation, the Parking Facility elevator and stairwell affording access to the Parking Facility and (ii) together with Landlord and Landlord's agents, contractors and employees, other Building common elements and common facilities including, without limitation, the Building elevators and roof (such areas in (i) and (ii) collectively, the "Common Areas"). No member of the general public shall be afforded any rights of use or access to the Common Areas described in clause
(ii) above.

          Section 2.2  Commencement Date. Upon the Effective Date, the terms and
                       -----------------
provisions hereof shall be fully binding on Landlord and Tenant prior to the occurrence of the Commencement Date (as hereinafter defined). The Term of this Lease shall commence on that date (the "Commencement Date") which is the later of the (i) "Scheduled Commencement Date" specified in Article 1, or (ii) date any portion of the Premises comprising at least a full floor is deemed Ready for Occupancy (as such term is defined in the Workletter Agreement (as hereinafter defined)). Unless sooner terminated as hereinafter provided, the Term shall end on the "Expiration Date" specified in Article 1. Landlord shall use its commercially reasonable efforts to tender all four (4) of the floors comprising the Premises within thirty (30) days following the Term Commencement Date. Tenant's obligation to pay Fixed Rent and Operating Expenses and Taxes shall commence on a Floor by Floor basis as each such Floor is tendered to Tenant in its Ready for Occupancy condition. If Landlord does not tender possession of all or any portion of the Premises to Tenant on or before the Scheduled Commencement Date in its Ready for Occupancy condition for any reason whatsoever, Landlord shall not be liable for any damage thereby, this Lease shall not be void or voidable thereby, and Tenant shall not be liable for any Rent or any other sums payable by Tenant hereunder with respect to any nontendered portion of the Premises (except for (1) any special services provided by Landlord at Tenant's request with the understanding that Tenant's obligation to pay therefor is not conditioned upon delivery of the Premises and which are not customarily provided to tenants of buildings comparable to the Building except at additional cost and
(2) any damages or claims under any indemnities by Tenant set forth in this Lease) until Landlord tenders possession of such portion of the Premises to Tenant in its Ready for Occupancy condition, unless the delay in tendering possession of the Premises to Tenant is caused by "Tenant Delays" as defined in the Workletter Agreement. If any such delay in Landlord's tendering possession of the Premises to Tenant is caused by Tenant Delays, then Tenant shall be liable for Rent commencing on the date Landlord would have been able to tender possession of the Premises to Tenant with the Premises in its

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Ready for Occupancy condition had there not occurred Tenant Delays. No failure to tender possession of the Premises to Tenant on or before the Scheduled Commencement Date shall in any way affect any other obligations of Tenant hereunder; provided, however, that if Landlord fails to tender possession of the Premises in their Ready for Occupancy condition by December 31, 2000 (the "Termination Date"), which Termination Date shall be extended one (1) day for each day of Tenant Delays, then Tenant shall have the right, upon prior written notice to Landlord, to terminate this Lease, unless, prior to the Termination Date specified in Tenant's Termination Notice, Landlord tenders possession of the Premises to Tenant in their Ready for Occupancy condition. If Tenant elects to so terminate this Lease, Landlord shall not be obligated to reimburse Tenant for the costs of the planning, design or construction of the Improvements (as hereinafter defined) paid for by Tenant prior to the effective date of termination. Once all four (4) floors of the Premises have been delivered and the Commencement Date has been determined, Landlord and Tenant shall execute an amendment to this Lease stating the Commencement Date, the Expiration Date and the dates Fixed Rent commenced for each of the four (4) floors comprising the Premises, but any failure to execute such an amendment shall not affect the determination of such dates hereunder. Tenant shall have the right, prior to the Commencement Date, to enter the Premises for purposes of planning, constructing and installing Tenant's furnishings and equipment in the Premises, including, without limitation, Tenant's installation of telecommunications and computer cables, provided that in connection with any such early entry (a) Landlord reasonably determines that such entry would not unreasonably impede or interfere with Landlord's construction of the Improvements and (b) Tenant's entry shall be subject to such safety procedures and restrictions as Landlord's contractor may reasonably impose. To the fullest extent permitted by law but excluding the gross negligence or willful misconduct of Landlord or its employees, agents or contractors, Tenant hereby assumes the entire risk of damage of, or injury to, any of Tenant's furniture, furniture systems or equipment installed or placed in any portion of the Premises by Tenant prior to the Commencement Date.

          Section 2.3  Payment of Rent. Tenant shall pay to Landlord, without
                       ---------------
notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds to Landlord's account, as designated by Landlord, or by check drawn upon a bank approved by Landlord, (i) Fixed Rent in equal monthly installments, in advance, on the first (1st) day of each calendar month during the Term, commencing on the Commencement Date, and
(ii) Additional Rent, at the times and in the manner set forth in this Lease. Landlord hereby approves the Bank of Boston as Tenant's commercial bank.

          Section 2.4  Credit. Notwithstanding anything to the contrary
                       ------
contained in Section 2.3, Tenant shall be entitled to a credit against the Fixed Rent payable hereunder, provided that no Event of Default has occurred and is continuing hereunder unless, with respect to any such continuing Event of Default, Tenant has commenced and is diligently pursuing any cure rights provided hereunder, in an amount equal to Two Hundred Fifty-Nine Thousand Two Hundred Eighty-Two and 62/100ths Dollars ($259,282.62) (such amount, the "Rent Credit"), to be applied ratably against each of the first three (3) full monthly installments of Fixed Rent accruing hereunder commencing on the first (1st) day of the first (1st) calendar month following the Commencement Date in order of payment. In addition, to the extent that portions of the Premises are not initially occupied by Tenant, Operating Expenses shall not include the amount

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of any variable expenses with respect to such unoccupied portions of the
Premises which are not so incurred by Landlord during such period. In no event shall the Rent Credit be subject to subsequent recapture or recovery by Landlord pursuant to any claims by Landlord pursuant to Article 19 below.

          Section 2.5  First Month's Rent. [Intentionally Deleted]
                       ------------------

          Section 2.6  Interest. If Tenant shall fail to pay any installment or
                       --------
other payment of Rent within five (5) days following the date when due, interest shall accrue on such installment or payment as a late charge, from the date such installment or payment became due until the date paid at the Interest Rate. In addition to such interest, if any amount is not paid within ten (10) days after same is due, a late charge equal to two percent (2%) of such amount shall be assessed (provided, however, that no interest shall accrue on any such late charge), which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment, which damages include Landlord's additional administrative and other costs associated with such late payment. The parties agree that it would be impracticable and extremely difficult to fix Landlord's actual damages in such event. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease. Notwithstanding the foregoing, on the first two (2) occasions during each twelve (12) consecutive months during the Term, Landlord shall give Tenant written notice of any amount not received when due and Tenant shall have five (5) Business Days after receipt of such notice within which to pay the delinquent amount and thereby avoid imposition of any late charge or interest with respect to such delinquency.

          Section 2.7  Right of First Refusal - Torre Building. From the
                       ---------------------------------------
Effective Date through September 30, 1999, inclusive, (the "Refusal Period"), Tenant shall have a one-time right of first refusal to lease that portion (any such portion, a "First Refusal Space") identified in the applicable Availability Notice (as hereinafter defined) of that certain building located at 10201 Torre Avenue, Cupertino, California ("Torre Building"); provided, however, that the effectiveness of any New Lease (as hereinafter defined) shall be subject to, and conditioned upon, Landlord's acquisition of such Torre Building, which acquisition shall occur, if at all, at Landlord's sole and absolute discretion, and further subject to the prior right of Landlord to offer for lease any space consisting of all or any portion of any floor (but not more than one floor) within the Torre Building to Advantis Corporation or any affiliate thereof ("Advantis"). If, during the Refusal Period, Landlord receives a Third Party Offer (as hereinafter defined) for any First Refusal Space and prior to leasing such First Refusal Space to any third party, Landlord shall first deliver to Tenant a redacted copy of such Third Party Offer identifying such third-party prospective tenant (any such prospective tenant or any affiliate or successor thereof, a "Prospective WHQ Tenant") and specifying the material business terms and conditions (including, without limitation, the proposed shell condition of such First Refusal Space including any upgrades thereto and to the Torre Building by Landlord, the aggregate of the fixed rent and other amounts that would be payable by such Prospective WHQ Tenant with respect to such First Refusal Space (including the value of any rental waivers or other concessions), the amount of any proposed tenant improvement allowance to be furnished by Landlord and/or the amount and proposed terms of any tenant improvement loan to be furnished by Landlord, the proposed lease term and any options to extend such term or any rights to terminate such lease term early) upon

                                       7
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which such Prospective WHQ Tenant has proposed to lease such First Refusal Space and which Landlord is willing to accept (the "Availability Notice"). Tenant shall then have five (5) Business Days after its receipt of the Availability Notice in which Tenant may give Landlord written notice of Tenant's acceptance of such First Refusal Space on the terms and conditions (including the term of the lease for such First Refusal Space as set forth in the Availability Notice) specified in the Availability Notice (the "Acceptance Notice"). Prior to giving the Availability Notice to Tenant and for five (5) Business Days thereafter, Landlord shall not enter into any lease of such First Refusal Space with any other person. If, during such five-(5-) Business Day period, Tenant gives Landlord an Acceptance Notice, Landlord and Tenant shall then promptly enter into a new lease ("New Lease") for such First Refusal Space substantially on the terms and conditions of this Lease (taking into consideration such changes as may be necessary to reflect the multi-tenant character of the Torre Building (if applicable) or other physical or functional differences), including, without limitation, the posting of a cash security deposit or, in lieu thereof, the delivery of a Letter of Credit (as hereinafter defined) in an amount equal to the sum of (x) fifty percent (50%) of any tenant improvement allowance and/or tenant improvement loan provided by Landlord pursuant to such New Lease and (y) an amount equal to the aggregate fixed rental obligation of Tenant under such New Lease during the first six (6) full months of the term thereof (excluding any free rent period or the effect of any rent credit), and the construction of any tenant improvements to be constructed in any such First Refusal Space pursuant to the procedures set forth in the Workletter Agreement; provided, however, that the amount of any tenant improvement allowance or improvement loan respecting any such First Refusal Space will be consistent with the Availability Notice or such notice of proposed lease, as applicable, and as modified by the Availability Notice or such notice of proposed lease, as applicable. After expiration of such five-(5-) Business Day period, if Tenant has not given Landlord a timely Acceptance Notice, then Landlord shall be free to lease such First Refusal Space to such Prospective WHQ Tenant on any terms and conditions which are not materially less favorable (in the aggregate) to Landlord than those set forth in the Availability Notice. Landlord shall not lease such First Refusal Space to such Prospective WHQ Tenant on basic economic terms that are materially less favorable to Landlord (in the aggregate) without first giving Tenant at least five (5) Business Days prior written notice of such proposed lease and the opportunity (during such five-(5-) Business Day period by delivery of written notice to Landlord) to agree to lease such First Refusal Space on the same terms and conditions as those of such proposed lease. Tenant's rights under this Section 2.7 shall apply to each and every First Refusal Space for which Landlord receives a Third Party Offer during the Refusal Period; provided, however, that if Landlord receives a Third Party Offer respecting a First
Refusal Space that consists of less than all of the Torre Building and Tenant does not exercise its right to lease such First Refusal Space in accordance with this Section 2.7, then Tenant shall have no further rights hereunder with respect to any other First Refusal Space and Tenant shall promptly execute a statement confirming such termination of Tenant's rights hereunder. For the purposes of this Section 2.7, the term "Third Party Offer" means a bona fide offer to lease all or any part of the First Refusal Space received by Landlord (including any term sheets or letters of intent) from an unaffiliated third party on terms which are acceptable to Landlord. If, upon Tenant's delivery of an Acceptance Notice or, following such delivery and prior to the full execution of the related New Lease, an Event of Default shall have occurred and be continuing, then, at Landlord's election exercised, if at all, by Landlord's written notice to Tenant within ten (10) Business Days following the later of
(1) the occurrence of such Event of Default or (2) Landlord's receipt of

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such Acceptance Notice, such Acceptance Notice shall be of no force or effect,
Tenant shall have no further rights under this Section 2.7 and Tenant shall promptly execute a statement confirming such termination of Tenant's rights hereunder. For the purposes of this Section 2.7 only, the phrase "terms and conditions which are not materially less favorable to Landlord" means (1) basic economic terms (including base rent and tenant improvement allowances) which, in aggregate, are at least ninety-seven and fifty hundredths percent (97.50%) of the amount of such aggregate basic economic terms as set forth in the applicable Third Party Offer or (2) the size of the First Refusal Space changes (either smaller or larger) by an amount equal to the greater of five percent (5%) of the size of the space offered to Tenant and five thousand (5,000) rentable square feet. For purposes of this Section 2.7, "Landlord" shall mean any entity which controls Landlord, is controlled by Landlord or is under common control with Landlord, and any entity which is controlled by Tishman Speyer Properties, L.P.

          Section 2.8 Right of Second Offer. Subject to and conditioned upon
                      ---------------------
Landlord's acquisition of the Torre Building, and further subject to the prior right of Landlord to offer for lease any space consisting of all or any portion of any floor (but not more than one floor) within the Torre Building to Advantis, which prior right shall terminate upon the earlier of (i) the date of execution by Advantis and Landlord of any lease respecting any such space within the Torre Building and (ii) the two hundred tenth (210th) calendar day following the Effective Date, then from and after October 1, 1999, and ending on the date upon which the final portion of the initially-vacant space within the Torre Building is first leased (such period, the "Offer Period"), Tenant shall have a right of second offer to lease that portion of such initially-vacant space in the Torre Building which is identified by Landlord in an Offer Space Availability Notice (as hereinafter defined) (any such space, an "Offer Space"); provided, however, that if Tenant in fact leases at least one (1) floor of space within the Torre Building, then such lease shall provide that Tenant shall have a continuing right of first offer to lease the balance of the Torre Building as space therein becomes available for lease by Landlord. Tenant's rights under this Section 2.8 shall apply to any and all Offer Spaces which Landlord has available for lease during the Offer Period or, to the extent provided for in the preceding sentence, during the Term of this Lease, and shall include any space initially occupied by Advantis and subsequently vacated. From time to time during the Offer Period, Landlord shall deliver to Tenant written notice (each, an "Offer Space Availability Notice") stating the location, configuration and rentable area of any Offer Space, the proposed shell condition of such Offer Space including any proposed upgrades thereto and to the Torre Building by Landlord, and the terms and conditions upon which Landlord proposes to lease such Offer Space. Tenant shall have ten (10) Business Days after delivery of any Offer Space Availability Notice to deliver to Landlord either written notice (each, an "Offer Space Exercise Notice") exercising Tenant's option with respect to such Offer Space or written notice of a counteroffer by Tenant for the lease of the Offer Space (the "Counteroffer Notice"). If Tenant gives Landlord a Counteroffer Notice, Landlord shall then give Tenant written notice either (I) accepting such counteroffer or (II) rejecting such counteroffer. Failure by Tenant to deliver its Offer Space Exercise Notice or Counteroffer Notice within such ten-(10-) Business Day period shall be deemed failure of Tenant to exercise the option herein granted with respect to such specific unit of Offer Space (but does not terminate Tenant's rights pursuant to this Section 2.8 for other space within the Torre Building which has not been previously offered to Tenant or Tenant's right (as expressly provided above) to lease the Offer Space referenced in the Offer Space Availability Notice to the extent it

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becomes available for lease during the Term of this Lease). If Tenant does not timely deliver to Landlord an Offer Space Exercise Notice or if Landlord rejects Tenant's Counteroffer Notice, then Landlord shall thereafter be free to lease such entire Offer Space, but not only a portion thereof, to another tenant on terms and conditions which are not materially less favorable to Landlord than those set forth in the applicable Offer Space Availability Notice or Counteroffer Notice (if applicable) and Tenant shall promptly execute a statement confirming such termination of Tenant's rights hereunder. Notwithstanding the foregoing, if Landlord does not execute a lease for such Offer Space within twelve (12) months following the date of such Offer Notice, then upon such anniversary date Tenant's rights under this Section 2.8 shall be reinstated with respect to such Offer Space. Landlord shall not lease such Offer Space to any other person or entity on basic economic terms that are materially less favorable to Landlord (in aggregate), or lease only a portion thereof, without first giving Tenant at least five (5) Business Days' prior written notice of such proposed lease and the opportunity (during such five-(5-) Business Day period by delivery of written notice to Landlord) to agree to lease such Offer Space, or the applicable portion thereof, on the same terms and conditions as those of such proposed lease. If Tenant exercises its right with respect to any Offer Space, or the applicable portion thereof, Landlord and Tenant shall then promptly enter into a new lease ("Offer Space Lease") for the Offer Space, or the applicable portion thereof, substantially on the terms and conditions of this Lease (taking into consideration such changes as may be necessary to reflect the multi-tenant character of the Torre Building (if applicable) or other physical or functional differences), including, without limitation, the posting of a cash security deposit or, in lieu thereof, the delivery of a Letter of Credit, in an amount equal to the sum of (x) fifty percent (50%) of any tenant improvement allowance and/or tenant improvement loan provided by Landlord pursuant to such Offer Space Lease and (y) an amount equal to the aggregate fixed rental obligation of Tenant under such Offer Space Lease during the first six (6) full months of the term thereof (excluding any free rent period or the effect of any rent credit), and the construction of any tenant improvements to be constructed in any such Offer Space pursuant to the procedures set forth in the Workletter Agreement; provided, however, that (A) the amount of any tenant improvement allowance respecting any such Offer Space will be consistent with the Offer Space Availability Notice or such notice of proposed lease, as applicable, and be contributed by Landlord in the same proportion that Tenant's funds are released to pay the Total Construction Costs (as defined in the Workletter Agreement) and (B) the term of any such Offer Space shall be for a period equal to the greater of the period specified in the Offer Space Availability Notice or the period coterminous with the initial Term, and as such terms and conditions of this Lease are modified by the Offer Space Availability Notice or such notice of proposed lease, as applicable. In addition, if the term of the Offer Space Lease is coterminous with the Term of this Lease, the Offer Space Lease shall contain one (1) five (5) year renewal option at one hundred percent of fair market rental substantially in the form of
Article 34 of this Lease. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing on the date of Tenant's delivery of the Offer Space Exercise Notice or occurs following such delivery and prior to the full execution of the related Offer Space Lease, then, at Landlord's election exercised, if at all, by Landlord's written notice to Tenant within ten (10) Business Days following the later of (A) the occurrence of such Event of Default and (B) Landlord's receipt of such Offer Space Exercise Notice, Tenant shall have no right to lease such Offer Space, Tenant shall have no further rights under this Section 2.8 and Tenant shall promptly execute a statement confirming such termination of Tenant's rights hereunder. For purposes of this Section 2.8 only, the phrase

"terms and conditions which are not materially less favorable to Landlord" means
(1) basic economic terms (including base rent and tenant improvement allowances) which, in aggregate, are at least ninety-five percent (95%) of the amount of such aggregate basic economic terms as set forth in the applicable Offer Space Availability Notice, or (2) the size of the Offer Space changes (either smaller or larger) by an amount equal to the greater of five percent (5%) of the size of the space offered to Tenant and five thousand (5,000) rentable square feet. For purposes of this Section 2.8, "Landlord" shall mean any entity which controls Landlord, is controlled by Landlord or is under common control with Landlord, and any entity which is controlled by Tishman Speyer Properties, L.P.

          Section 2.9  Parking. Tenant shall be allocated for use by Tenant and
                       -------
by Tenant's employees, customers, service suppliers or other invitees (collectively, "Tenant's Invitees") within the parking area located beneath the Building ("Parking Facility"), three (3) parking spaces per one thousand (1,000) RSF that Tenant occupies in the Premises, on a non-exclusive basis without fee or charge to Tenant, except for Tenant's share of any Operating Expenses and Taxes (each as hereinafter defined) with respect to such Parking Facility, which share shall be reasonably determined by Landlord to allocate an equitable portion of such Operating Expenses and Taxes to Tenant's Parking Facility use rights provided under this Section 2.9. The Parking Facility contains a total of approximately seven hundred fifty-three (753) automobile parking spaces (inclusive of handicapped spaces), of which four hundred twenty-nine (429) spaces are allocated to Tenant, two hundred fifty-five (255) spaces are allocated to those certain office buildings commonly known as CCC3 and CCC4, twelve (12) spaces are allocated to the neighboring apartment project and fifty-seven (57) spaces are allocated to the Torre Building. Landlord covenants and agrees to grant no further rights to park within the Parking Facility. As of the Effective Date, Landlord has instituted a signage program within the Parking Facility, which directs all authorized users of the Parking Facility (other than those users possessing the right to park in handicap spaces or who are short-term visitors) who are not tenants of the Building to park in the lower two (2) levels. In addition, Landlord covenants and agrees that it shall not impose any access control measures for the Parking Facility unless Landlord reasonably determines, based on specific incidents, government notices or complaints, that the imposition of such measures is required either to ensure the security of the Building and/or the safety of its occupants or in order to comply with any Requirements or any easement agreements affecting the Parking Facility. Any such system so imposed by Landlord shall be designed and implemented in a manner reasonably calculated to accomplish the foregoing objective in a manner so as to reasonably minimize any restrictions on Tenant and to reasonably allow Tenant's use on a twenty-four (24) hour per day seven (7) day per week basis of all of the parking rights granted hereunder. Should Landlord determine that a change is required by any Requirements or easements, it agrees first to implement a method of marking the parking spaces available for each such building authorized to park therein. The parties acknowledge that a system pursuant to which Tenant is allocated only four hundred twenty-nine (429) access cards or stickers would be the most restrictive approach, because such a method may result in less than all of Tenant's spaces being used at any given time. Within that portion of the Parking Facility Landlord designates as available for Tenant's exclusive use, Tenant may designate up to fifty (50) parking spaces as being "reserved". Nothing contained herein shall be deemed to impose any liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of Tenant's Invitees in connection with their use of such Parking Facility except when caused by Landlord's gross negligence or willful misconduct. To assure the proper and efficient operation and maintenance of the Parking Facility, Tenant agrees to comply with the Parking Rules and Regulations attached hereto as Exhibit C as such may be reasonably amended from time to time, and shall use diligent efforts to cause each of Tenant's Invitees to comply with such Parking Rules and Regulations. The rights of Tenant and Tenant's Invitees shall at all times be subject to the rights of Landlord and other parties permitted to use the Parking Facility to use the same in common with Tenant and Tenant's Invitees. Landlord shall enforce all Parking Rules and Regulations in a reasonable and nondiscriminatory manner, and consistent with the manner in which owners of other comparable office buildings in Cupertino, California enforce similar parking rules and regulations.

                                   ARTICLE 3

                               USE AND OCCUPANCY

          Section 3.1 (a)  Permitted Uses. Tenant shall use and occupy the
                           --------------
Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. If Tenant uses the Premises for a purpose which constitutes a Prohibited Use or violates any Requirement, or which causes the Building to be in violation of any Requirement, then Tenant shall promptly discontinue such use upon notice of such violation. Tenant's failure to discontinue such use as soon as commercially reasonably possible shall be a material default hereunder and Landlord shall have the right, without Tenant having any further period in which to cure, (i) to terminate this Lease immediately, and (ii) to exercise any and all rights and remedies available to Landlord at law or in equity.

              (b) Licenses and Permits. Tenant, at its expense, shall procure
                  --------------------
and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises. Landlord shall procure and maintain any licenses and permits required for the lawful operation of the Building Systems or the Parking Facility, the cost of which shall be included in Operating Expenses.

                                   ARTICLE 4

                           CONDITION OF THE PREMISES

          Section 4.1  Condition. Tenant has inspected the Premises and agrees
                       ---------
(a) subject to completion of the Improvements (as defined in the Workletter Agreement) in accordance with the Workletter Agreement and the terms and provisions of this Lease, to accept possession of the Premises in its "as is" condition existing on the Commencement Date, (b) that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises or the Building except as expressly set forth in this Lease (including the exhibits hereto), and (c) except for the construction of the Improvements, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Premises to prepare the Premises for Tenant's occupancy. The terms and conditions of the construction of the Improvements are set forth in the Workletter Agreement attached hereto as Exhibit D (the "Workletter Agreement"). Tenant's occupancy of the Premises when required by this Lease shall be deemed to be acceptance of Landlord's tender of possession thereof and shall be conclusive evidence, as against Tenant, that Landlord has tendered the Improvements Ready for Occupancy (as defined in the Workletter Agreement) and, at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease, subject to correction of any deficiencies and corrective work specified on any punch-list created pursuant to the Workletter Agreement. Without affecting such acceptance of possession of the Premises by Tenant on the date the Improvements are Ready for Occupancy, Landlord shall correct, or cause to be corrected, at no cost or expense to Tenant, any latent defects in the nonstructural components of the Improvements not visually discoverable by Tenant upon a reasonably diligent inspection and which are identified in writing within twelve (12) months following the Commencement Date. In addition, in accordance with the terms and provisions of Section 7.1 below, Landlord shall be responsible for the correction of any latent or patent defects in the Landlord Repair Areas (as hereinafter defined) at any time during this Term of the Lease or any extension thereof. Following such twelve-(12-) month period, any component of the Improvements, whether nonstructural or a Landlord Repair Areas, requiring repair shall be repaired in accordance with Article 7 below; provided, however, that Landlord agrees to exercise commercially reasonable efforts to enforce any and all construction, design and materials warranties obtained by Landlord with respect to both the base core and shell of the Building and for the Improvements ("Construction Warranties"). No provision of this Section 4.1 shall diminish Landlord's obligations under Section 7.1 below.

                                   ARTICLE 5

                                  ALTERATIONS

          Section 5.1  Tenant's Alterations. (a) Tenant shall not make any
                       --------------------
alterations, additions or other physical changes in or about the Premises (collectively, "Alterations") (other than decorative Alterations such as painting, wall coverings and floor coverings and the installation of voice and/or data cabling (collectively, "Decorative Alterations")) without Landlord's prior consent, which consent shall not be unreasonably withheld or delayed. Provided that the cost of performing such Alterations (exclusive of Decorative Alterations) is less than Fifty Thousand Dollars ($50,000.00) per incident and not more than One Hundred Thousand Dollars ($100,000.00) per year in the aggregate, Tenant may make such Alterations without Landlord's prior consent; provided such Alterations (i) are non-structural and do not affect any Building System, (ii) are performed only by Landlord's designated contractors or by contractors or mechanics approved by Landlord to perform such Alterations, (iii) affect only the Premises and are not visible from outside of the Premises, (iv) do not affect the certificate of occupancy issued for the Building or the Premises, (v) do not adversely affect any service furnished by Landlord to Tenant or to any other tenant of the Building and (vi) do not violate any Requirement or cause the Premises or the Building to be non-compliant with any Requirement.

            (b) Plans and Specifications. Prior to making any Alterations which
                ------------------------
require Landlord's consent, Tenant, at its expense, shall (i) submit to Landlord for its written approval, detailed plans and specifications (including layout, architectural, mechanical, electrical, plumbing, sprinkler and structural drawings) of each proposed Alteration, and with respect to any Alteration affecting any Building System, Tenant shall submit proof that the Alteration has been designed by, or reviewed and approved by, Landlord's designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities, (iii) furnish to Landlord duplicate original policies or certificates of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance and Builder's Risk coverage (issued on a completed value basis) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord's managing agent, and their respective employees and agents, any Lessor and any Mortgagee as additional insureds and (iv) with respect to any Alterations individually costing at least Five Hundred Thousand Dollars ($500,000.00), furnish to Landlord such other evidence of Tenant's ability to complete and to fully pay for such Alterations (which may include a requirement that Tenant obtain payment and performance bonds) as is reasonably satisfactory to Landlord. In no event shall Tenant be required to post any payment or performance bonds in connection with the performance of any Decorative Alterations. If Landlord does not respond in writing within ten (10) Business Days of receipt of Tenant's plans and specifications, stating with specificity its reasons therefor, Tenant shall deliver a second notice to Landlord, stating in bold type on the first page thereof "URGENT - DELAY NOTICE," which notice may be delivered by facsimile to Landlord at 650-969-3873 and at 212-935-8235 and as otherwise set forth in
Article 27, and if Landlord fails to respond within five (5) days thereafter, Landlord's consent shall be deemed given. Upon Tenant's request, Landlord shall reasonably cooperate with Tenant in obtaining any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (if the provisions of the applicable Requirement require that Landlord join in such application), provided Landlord shall incur no cost, expense or liability in connection therewith.

              (c) Governmental Approvals. Upon completion of any Alterations,
                  ----------------------
Tenant, at its expense, shall promptly obtain certificates of final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with "as-built" plans and specifications for such Alterations.

          Section 5.2 Manner and Quality of Alterations. All Alterations shall
                      ---------------------------------
be performed (a) in a good and workmanlike manner and free from defects, (b) in accordance with the plans and specifications, and by contractors approved by Landlord, (c) under the supervision of a licensed architect reasonably satisfactory to Landlord, and (d) in compliance with all Requirements, the terms of this Lease, all procedures and regulations then prescribed by Landlord for coordinating all work performed in the Building and the Rules and Regulations. All materials and equipment to be used in the Premises shall be of first quality and at least equal to the applicable standards for the Building then established by Landlord, and no such materials or equipment (other than Tenant's Property) shall be subject to any lien or other encumbrance.

          Section 5.3  Removal of Tenant's Property. Tenant's Property shall be
                       ----------------------------
and remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. On or prior to the Expiration Date, Tenant shall, unless otherwise directed by Landlord, at Tenant's expense, remove any Specialty Alteration designated in writing by Landlord to be removed at the time consent thereto was granted and close up any slab penetrations in the Premises. At least ten (10) Business Days prior to commencing the closing of any such slab penetrations, Tenant shall notify Landlord of its intention to effect such closings. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant's removal of any Specialty Alterations or Tenant's Property or by the closing of any slab penetrations, and upon default thereof after the expiration of applicable notice and cure periods, Tenant shall reimburse Landlord, on demand, for Landlord's cost of repairing and restoring such damage. Any Specialty Alterations or Tenant's Property which Tenant is required by the terms of this Lease to remove and is not so removed by the Expiration Date or the earlier termination of this Lease shall be deemed abandoned and Landlord may remove and dispose of same, and repair and restore any damage caused thereby, at Tenant's cost and without accountability to Tenant. Tenant shall not be required to remove any of the Improvements or any subsequent Alterations unless, in either case, the same constitute Specialty Alterations which Landlord advises Tenant must be removed at the time consent thereto was granted. In no event shall Tenant be required to remove any telephone or data cabling. If requested by Tenant prior to the installation of any component of the Improvements or of any Alterations, Landlord will notify Tenant whether (i) any such component of the Improvements or any such Alterations, or any material component thereof (including, without limitation, any oversized or exposed conduit) not expressly included within the definition of Specialty Alterations is considered by Landlord to be such and (ii) Landlord will waive any requirement that Tenant remove the same upon the expiration or earlier termination of this Lease. This Section 5.3 shall survive the expiration or earlier termination of this Lease.

          Section 5.4  Mechanic's Liens. Tenant, at its expense, shall discharge
                       ----------------
any lien or charge filed against the Premises or the Real Property in connection with any work claimed or determined in good faith by Landlord to have been done by or on behalf of, or materials claimed or determined in good faith by Landlord to have been furnished to, Tenant, within ten (10) days after Tenant's receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with law.

          Section 5.5  Labor Relations. Tenant shall not employ, or permit the
                       ---------------
employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Premises if Landlord reasonably determines that any such employment, delivery or use causes or is reasonably anticipated to cause material and adverse interference or labor conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or, if Tenant is not then the sole occupant of the Building, others. In the event of such interference or conflict, upon Landlord's request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

          Section 5.6  Tenant's Costs. Tenant shall pay promptly to Landlord or
                       --------------
its designee, upon demand, with respect to any Alterations individually costing less than Fifty Thousand Dollars ($50,000.00) and/or which are not performed at Tenant's request by Landlord, all out-of-pocket costs actually and reasonably incurred by Landlord in connection with Tenant's Alterations, including costs incurred in connection with (i) Landlord's review of the Alterations (including review of requests for approval thereof) and (ii) the provision of Building personnel during the performance of any Alteration required by trade union policy or otherwise, to operate elevators or otherwise to facilitate Tenant's Alterations and as requested by Tenant. In addition, if Tenant's Alterations shall cost more than Fifty Thousand Dollars ($50,000.00) and which will be performed by Landlord at Tenant's request, Tenant shall pay to Landlord or its designee, upon demand, an administrative fee in respect of the performance of such Alterations and the scheduling of Building equipment, facilities and personnel in connection therewith in an amount equal to three percent (3%) of the total "hard costs" of any such Alterations, where "hard costs" means all costs of constructing such Alterations excluding architectural and engineering fees, inspection and testing costs, legal and accounting costs, permit fees and premiums for any builder's risk insurance. The terms and provisions of this Section 5.6 shall not apply to the Improvements. Tenant's reimbursement and payment obligations concerning the Improvements are set forth in the Workletter Agreement.

          Section 5.7  Tenant's Equipment. Tenant shall not move any heavy
                       ------------------
machinery, heavy equipment, freight, bulky matter or fixtures (collectively, "Equipment") into or out of the Building without Landlord's prior consent and payment to Landlord of any costs incurred by Landlord in connection therewith. If such Equipment requires special handling, Tenant agrees (a) to employ only persons holding a Master Rigger's License to perform such work, (b) all work performed in connection therewith shall comply with all applicable Requirements and (c) such work shall be done only during hours designated by Landlord. Tenant shall indemnify and hold Landlord harmless from and against all damages sustained by persons or property and all monies paid out by Landlord in settlement of any claims or judgments (including all expenses and attorneys' fees incurred in connection therewith) and all costs incurred in repairing any damage to the Building or appurtenances. The agreements set forth in this
Section 5.7 shall survive the expiration or earlier termination of this Lease.

          Section 5.8  Legal Compliance. The approval of plans or
                       ----------------
specifications, or consent by Landlord to the making of any Alterations, does not constitute Landlord's agreement or representation that such plans, specifications or Alterations comply with any Requirements or the certificate of occupancy issued for the Building. Landlord shall have no liability to Tenant or any other party in connection with Landlord's approval of any plans and specifications for any Alterations, or Landlord's consent to Tenant's performing any Alterations. If as the result of any Alterations made by or on behalf of Tenant, Landlord is required to make any alterations or improvements to any part of the Building in order to comply with any Requirements, whether or not in or near the Premises, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements.

                                   ARTICLE 6

                                   FLOOR LOAD

          Section 6.1  Floor Load. Tenant shall not place a load upon any floor
                       ----------
of the Premises that exceeds fifty (50) pounds per square foot "live load" without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed with respect to any proposed load not exceeding eighty (80) pounds per square foot "live load", but otherwise may be withheld in Landlord's sole and absolute discretion. Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof.

                                   ARTICLE 7

                                    REPAIRS

          Section 7.1  Landlord's Repair and Maintenance. Landlord shall
                       ---------------------------------
operate, maintain and, except as provided in Section 7.2 hereof, make all necessary repairs (both structural and nonstructural) to (i) the Building Systems, (ii) the Common Areas, (iii) structural elements of Building floors, exterior walls and interior load-bearing walls, and (iv) exterior window glass, all in conformance with standards generally applicable to office buildings of comparable age and quality in Cupertino, California, and (v) to the Premises if caused by the active negligence or willful misconduct of Landlord or its employees, agents or contractors. Those elements of the Building as described in clauses (i) through (iv) above are collectively referred to as the "Landlord Repair Areas".

          Section 7.2  Tenant's Repair and Maintenance. Subject to the
                       -------------------------------
provisions of Article 13 hereof, Tenant shall promptly, at its expense and in compliance with Article 5 of this Lease, (a) make all nonstructural repairs to the Premises and the fixtures, equipment and appurtenances therein as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear and damage for which Tenant is not responsible, and (b) replace scratched or damaged doors, signs and glass (other than exterior window glass) in and about the Premises. Without limiting the foregoing, all damage to the Premises or to any other part of the Building (including exterior window glass), or to any fixtures, equipment, sprinkler system and/or appurtenances thereof, whether requiring structural or nonstructural repairs, caused by or resulting from any act, omission, neglect or improper conduct of, or Alterations made by, or the moving of Tenant's fixtures, furniture or equipment into, within or out of the Premises by, Tenant or Tenant's agents, contractors, subcontractors, employees, invitees or licensees (collectively, a "Tenant Party"), and all damage to any portion of the Building's Systems existing in the Premises, shall be repaired at Tenant's expense; provided, however, that Tenant shall not be charged for any damage to the Building to the extent that (A) the cost of repairing such damage is covered by the "all-risk" insurance maintained by Landlord pursuant to Section 12.3 below or is recovered by Landlord through Tenant's Operating Payment (as hereinafter defined) or (B) such damage is caused by the active negligence or willful misconduct of Landlord or Landlord's agents, contractors or employees. Such repairs shall be made by (i) Tenant, at Tenant's expense, if the required repairs are nonstructural in nature and do not affect any Building System and/or if any damaged portion of the sprinkler system is contained within the Premises, or (ii) Landlord, at Tenant's expense, if the required repairs are structural in nature, involve replacement of exterior window glass (if such damage is so caused by any Tenant Party) or affect any Building System or any portion of the sprinkler system not contained within the Premises. All Tenant repairs shall be of a quality at least equal to the original work or construction utilizing new construction materials and shall be made in accordance with this Lease. Tenant shall give Landlord prompt notice of any defective condition of which Tenant is aware in any Building System located in, servicing or passing through the Premises. If Tenant fails after ten (10) days' notice (or such shorter period as may be required in an emergency) to proceed with due diligence to make any repairs required to be made by Tenant, Landlord may make such repairs and all costs and expenses incurred by Landlord on account thereof, plus interest thereon at the Interest Rate, shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefor. Tenant hereby waives any and all rights under and benefits of Subsection 1 of Section 1931, and Sections 1941 and 1942, of the California Civil Code and any similar law, statute or ordinance now or hereafter in effect.

          Section 7.3  Vermin. Tenant shall, at its expense, cause the Premises
                       ------
to be exterminated, from time to time as Landlord may reasonably direct or whenever there is evidence of infestation to Landlord's reasonable satisfaction, by licensed exterminators approved by Landlord.

          Section 7.4  Interruptions Due to Repairs. Landlord reserves the right
                       ----------------------------
to make all changes, alterations, additions, improvements, repairs or replacements to the Building, including the Building Systems which provide services to Tenant, as Landlord deems necessary or desirable, provided that in no event shall the level of any building service decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such work by Landlord). Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the making of such repairs, alterations, additions, improvements, repairs or replacements, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever. Except as otherwise provided in this Lease, there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant's other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment therein. Notwithstanding any contrary provision of this Lease, if Tenant is prevented from using for the conduct of its business, and does not use for the conduct of its business, the Premises or any material portion thereof, for ten (10) consecutive Business Days (the "Eligibility Period") as a result of
(i) any construction, repair, maintenance or alteration performed by Landlord after the Commencement Date and not necessitated by the negligence or willful misconduct of any Tenant Party, or (ii) the failure in any material respect of Landlord or its agents or contractors to provide to the Premises any of the utilities and services required to be provided under this Lease (including Articles 11 and 16 below) and not caused by the negligence or willful misconduct of any Tenant Party or otherwise due to the occurrence of a casualty or condemnation, (iii) any failure to provide access to the Premises and not caused by the negligence or willful misconduct of any Tenant Party or otherwise due to the occurrence of a casualty or condemnation, or (iv) because of the presence of Hazardous Materials in, on or around the Building, the Premises or the Real Property which were not caused or introduced by any Tenant Party and which Hazardous Materials pose a material and significant health risk to occupants of the Premises, then, in any and all such events, Tenant's obligation to pay Fixed Rent, Tenant's Operating Payment and Tenant's Tax Payment shall be abated or reduced, as the case may be, from and after the first (1st) day following the last day of the Eligibility Period and continuing for such time that Tenant continues to be so prevented from using for the conduct of its business, and does not so use for the conduct of its business, the Premises or a material portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not so use, bears to the total rentable square feet of the Premises. For purposes of this Section 7.4, Tenant shall not be deemed to have used the Premises for the conduct of its business as a result of the presence of limited numbers of employees of Tenant who are present within the Premises performing activities such as securing the Premises, removing files and computers and engaging in other limited commercial activities.

                                   ARTICLE 8

                          TAXES AND OPERATING EXPENSES

          Section 8.1  Definitions. For the purposes of this Article 8, the
                       -----------
following terms shall have the meanings set forth belo w:

              (a) "Assessed Valuation" shall mean the amount for which the Real Property is assessed by the County Assessor of Santa Clara for the purpose of imposition of Taxes.

              (b) "Operating Expenses" shall mean the aggregate of all costs and expenses (and taxes, if any, thereon) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in connection with the operation, repair, maintenance and administration of the Building and the Real Property, such as: (i) insurance premiums, (ii) the cost of electricity, gas, water, air conditioning and other fuel and utilities, (iii) attorneys' fees and disbursements and auditing, management and other professional fees and expenses, (iv) the cost to implement any Transportation Demand Management measures required by the City of Cupertino, and (v) any capital improvement as described in items (1) or (2) below which shall be installed by Landlord in the Building. Such improvements shall be amortized on a straight-line basis over the useful life thereof as reasonably determined by Landlord in accordance with GAAP (as hereinafter defined) (with interest accruing on the unamortized portion thereof at the Base Rate in effect at the time such improvements are substantially completed per annum), and the amount included in Operating Expenses in any calendar year of the Term (until such improvement has been fully amortized) shall be equal to the annual amortized amount. A capital improvement shall be included in Operating Expenses only if it either (1) results in a reduction in Operating Expenses (as for example, a labor-saving improvement), provided, the amount included in Operating Expenses in any calendar year of the Term shall not exceed an amount equal to the savings resulting from the installation and operation of such improvement, and/or (2) is made during any calendar year of the Term in compliance with Requirements (but excluding compliance with the terms and provisions of any Requirement in effect on the Commencement Date, it being understood that Landlord's cost of complying with any such existing Requirement (but not the cost of complying with any material modifications of any such existing Requirement occurring after the Commencement Date) is not to be included in Operating Expenses). Operating Expenses shall not include any Excluded Expenses.

              (c) "Statement" shall mean a statement setting forth (1) the Taxes payable for the preceding calendar year, or (2) the Operating Expenses payable for the preceding calendar year.

              (d) "Taxes" shall mean (i) all real estate taxes, assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, and (ii) all expenses (including reasonable attorneys' fees and disbursements and experts' and other witnesses' fees) incurred in contesting any of the foregoing or the Assessed Valuation of all or any part of the Real Property to the extent the prosecution of such contest was commercially reasonable. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes, except for interest payable in connection with the installment payment of assessments pursuant to the next sentence, (y) any franchise, net income, excess profits, gift, capital stock, inheritance, succession or estate taxes imposed upon Landlord or (2) any surcharges imposed by any Governmental Authority upon the Real Property respecting cleanup or remediation of Hazardous Materials and characterized as a tax. If Landlord elects to prepay any assessment or to pay any assessment in fewer annual installments than the maximum number permitted by law, then for the purposes of this Article 8, (i) such assessment shall be deemed to have been divided and to be payable in the maximum number of installments permitted by law, and (ii) there shall be deemed included in Taxes for each calendar year of the Term the installments of such assessment that would have become payable during such calendar year, together with interest that would have become payable during such calendar year on such installments and on all such installments thereafter, as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes, provided that any tax, assessment, levy, imposition or charge imposed on income from the Real Property shall be calculated as if the Real Property were the only asset of Landlord.

          Section 8.2 (a) Tenant's Tax Payment. During each calendar year of the
                          --------------------
Term, or portion thereof, Tenant shall pay to Landlord Tenant's Proportionate Share of the amount of Taxes payable or incurred by Landlord during such calendar year ("Tenant's Tax Payment"). On or about the start of each calendar year of the Term, Landlord shall furnish to Tenant a Statement of the Taxes. Tenant shall pay Tenant's Tax Payment to Landlord, in monthly installments, on the first day of each month during each calendar year, an amount equal to one twelfth of Tenant's Tax Payment due for each calendar year. If there is any increase or decrease in Taxes payable for any calendar year, whether levied during or after such calendar year, Landlord may furnish a revised Statement for such calendar year, Tenant's Tax Payment for such calendar year shall be adjusted and, within ten (10) Business Days after Tenant's receipt of such revised Statement (a) with respect to any increase in Taxes payable for such calendar year, Tenant shall pay such increase in Tenant's Tax Payment to Landlord, or (b) with respect to any decrease in Taxes payable for such calendar year, Landlord shall credit such decrease in Tenant's Tax Payment against the next installment of Rent payable by Tenant or, to the extent any such credit is determined and/or received by Landlord following the expiration or earlier termination of the Term for reasons other than following an Event of Default, the amount thereof shall be paid to Tenant. If, during the Term, Landlord elects to collect Tenant's Tax Payments, in full or in installments on any date or dates other than as presently required, then following Landlord's notice to Tenant, Tenant's Tax Payments shall be correspondingly revised. Any rebates, discounts or like items actually received by Landlord shall be credited to reduce the amount of the Taxes.

                 (b) If the applicable real estate tax fiscal year is changed, Taxes for such fiscal year shall be apportioned on the basis of the number of days in such fiscal year included in the particular calendar year for the purpose of making the computations under this Section.

                 (c) Only Landlord shall be eligible to institute proceedings to reduce the Assessed Valuation of the Real Property and the filing of any such proceeding by Tenant without Landlord's prior written consent shall constitute an Event of Default. Upon Tenant's request and provided it is commercially reasonable to do so, Landlord shall institute all appropriate proceedings to seek a reduction of the Assessed Valuation of the Real Property and to otherwise contest the amount, validity or applicability of any Taxes. In any such case, or if any such proceedings are prosecuted at other than Tenant's request, Tenant's Tax Payment shall include Tenant's Proportionate Share of the cost reasonably incurred by Landlord in initiating and prosecuting such proceedings in good faith, to the extent such costs have not been recovered by Landlord through Tenant's Operating Payment. If Landlord receives a refund of Taxes for any calendar year of the Term, Landlord shall, at its election, either pay to Tenant, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenant's Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed Tenant's Tax Payment paid for such calendar year; provided, however, that Landlord shall pay to Tenant the portion of Tenant's Proportionate Share of any such refund that exceeds the amount of the then monthly installment of Fixed Rent hereunder. Except as otherwise expressly provided in this Lease, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation.

                 (d) Tenant shall be obligated to make Tenant's Tax Payment regardless of whether Tenant may be exempt from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status.

                 (e) If the Commencement Date is a date other than January 1, then the amount of Taxes payable by Tenant during the month and year in which the Term of this Lease commences shall be apportioned on the basis of the number of days in the period from the Commencement Date to December 31 shall bear to the total number of days in such calendar year. If the Expiration Date shall occur on a date other than December 31, any Additional Rent payable by Tenant to Landlord under this Section 8.2 for the calendar year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the period from January 1 to the Expiration Date shall bear to the total number of days in such calendar year. In the event of the expiration or earlier termination of this Lease, any Additional Rent under this Section 8.2 shall be paid or adjusted within thirty (30) days after submission of the Statement. The rights and obligations of Landlord and Tenant under the provisions of this
Section 8.2 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

                 (f) Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord's demand, as Additional Rent.

          Section 8.3  Tenant's Operating Payment. (a) Tenant shall pay to
                       --------------------------
Landlord Tenant's Proportionate Share of Operating Expenses paid or incurred by Landlord during each calendar year of the Term ("Tenant's Operating Payment"). For each calendar year of the Term, Landlord shall furnish to Tenant a written statement setting forth Landlord's good faith reasonable estimate of Tenant's Operating Payment for such calendar year, based upon such year's budget. Tenant shall pay to Landlord on the first day of each month during such calendar year an amount equal to one-twelfth of Landlord's estimate of Tenant's Operating Payment for such calendar year. If, however, Landlord shall furnish any such estimate for a calendar year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this
Section 8.3 during the last month of the preceding calendar year, (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such calendar year were greater or less than the installments of Tenant's Operating Payment to be made for such calendar year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) Business Days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder or, to the extent any such credit is determined following the expiration or earlier termination of the Term for reasons other than following an Event of Default, the amount thereof shall be paid to Tenant, and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and on the first day of each month thereafter throughout the remainder of such calendar year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's Operating Payment shown on such estimate.

                 (b) On or before May 1st of each calendar year of the Term, Landlord shall furnish to Tenant a Statement for the immediately preceding calendar year. Each such Statement shall be accompanied by a computation of Operating Expenses for the Building prepared by Landlord's managing agent. If the Statement shall show that the sums paid by Tenant under Section 8.3(a) exceeded the actual amount of Tenant's Operating Payment for such calendar year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder. If the Statement for such calendar year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment for such calendar year, Tenant shall pay the amount of such deficiency within ten (10) Business Days after Tenant's receipt of the Statement.

                 (c) If the Commencement Date is a date other than January 1, then the amount of Operating Expenses payable by Tenant during the month and year in which the Term of this Lease commences shall be apportioned on the basis of the number of days in the period from the Commencement Date to December 31 shall bear to the total number of days in such calendar year. If the Expiration Date shall occur on a date other than December 31, any Additional Rent under this Section 8.3 for the calendar year in which such Expiration Date shall occur shall be apportioned on the basis of the number of days in the period from January 1 to the Expiration Date. Upon the expiration or earlier termination of this Lease, any Additional Rent under this Article 8 shall be paid or adjusted within thirty (30) days after submission of the Statement. The rights and obligations of Landlord and Tenant under the provisions of this Section 8.3 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

          Section 8.4  Accounting Methods. The determination by Landlord of the
                       ------------------
amount of Operating Expenses and Taxes incurred by Landlord shall be made on an accrual basis, consistently applied.

          Section 8.5  Non-Waiver; Disputes. (a) Landlord's failure to render
                       --------------------
any Statement on a timely basis with respect to any calendar year shall not prejudice Landlord's right to thereafter render a Statement with respect to such calendar year or any subsequent calendar year, nor shall the rendering of a Statement prejudice Landlord's right to thereafter render a corrected Statement for that calendar year.

               (b) Each Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant shall (i) within thirty (30) days after such Statement is sent, pay to Landlord the amount set forth in such Statement, without prejudice to Tenant's right to dispute such Statement, and (ii) within ninety
(90) days after such Statement is sent, send a written notice to Landlord objecting to such Statement and specifying the reasons that such Statement is claimed to be incorrect. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person who is to be compensated in whole or in part, on a contingency fee basis. If the parties are unable to resolve any dispute as to the correctness of such Statement within 30 days following such notice of objection, either party may refer the issues raised to an independent firm of certified public accountants which is a so-called "Big-Five" public accounting firm selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. Landlord shall not unreasonably withhold its consent to a proposal received from Tenant that such audit be performed by a regional accounting firm with demonstrable experience in the appropriate accounting procedures and practices respecting the operation, maintenance, repair and administration of commercial office buildings. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant shall pay the fees and expenses relating to such procedure, unless such accountants shall determine that Landlord overstated Operating Expenses by more than three percent (3%) for such Comparison Year, as finally determined, in which case Landlord shall pay such fees and expenses. If such audit reveals that Landlord has over-charged or under-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord or Tenant, as applicable, shall reimburse to the other party the amount of such over-charge or under-charge, as the case may be, together with interest thereon at the Base Rate calculated from the end of the year to which such Statement relates until the date of such reimbursement.

          Section 8.6  Net Lease. This Lease is designed as a "net lease," and
                       ---------
the provisions in this Lease for payment by Tenant of its share of Operating Expenses and Taxes are intended to pass on to Tenant and reimburse Landlord for Tenant's Proportionate Share of all costs and expenses incurred in connection with the management, operation, maintenance or repair of the Building except as otherwise expressly herein provided.

                                   ARTICLE 9

                              REQUIREMENTS OF LAW

          Section 9.1 (a) Tenant's Compliance. Except as otherwise provided in
                          -------------------
this Lease, Tenant, at its expense, shall comply (or cause to be complied) with all Requirements applicable to the Premises, regardless of whether imposed by their terms upon Landlord or Tenant. All repairs and alterations to the Premises, whether structural or nonstructural, ordinary or extraordinary, required to be made to cause the Premises to comply with any Requirements and which arise as a result of (i) the specific manner and nature of Tenant's use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant in the Premises or (iii) a breach by Tenant of any provisions of this Lease, shall be made by Tenant, at Tenant's expense and in compliance with
Article 5, if such repairs or alterations are nonstructural and do not affect any Building System, or by Landlord, at Tenant's expense, if such repairs or alterations are structural or affect any Building System. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt written notice thereof.

            (b)  Hazardous Materials. Tenant shall not cause, nor permit any
                 -------------------
other Tenant Party to cause, (i) any Hazardous Materials to be brought into the Building, (ii) the storage or use of Hazardous Materials in any manner not permitted by any Requirements, or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building. Nothing herein shall be deemed to prevent Tenant's use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, arising or resulting from the actual or alleged presence of Hazardous Materials in the Premises or in the Building which is caused by any Tenant Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time subject to the provisions of Article 17 hereof. The covenants contained in this Subsection shall survive the expiration or earlier termination of this Lease.

            (c)  Landlord's Compliance. Landlord shall comply with (or cause to
                 ---------------------
be complied with) all Requirements applicable to the Building (including the Premises) which are not the obligation of Tenant, to the extent that non-compliance would materially impair Tenant's use and occupancy of the Premises and Tenant's ability to conduct its business in the Premises for office use; and, except with respect to Requirements which are in effect as of the Commencement Date (but not excepting any subsequent material modifications thereto), the cost thereof shall be included in Operating Expenses pursuant to
Section 8.1(e) of this Lease.

            (d)  Landlord's Insurance. Tenant shall not cause, nor shall Tenant
                 --------------------
permit any other Tenant Party to cause, any action or condition that would (i) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building, (ii) cause an increase in the premiums of fire insurance then covering the Building over that payable with respect to comparable first-class office buildings or (iii) result in insurance companies of good standing refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord. If the fire insurance premiums increase as a result of Tenant's failure to comply with the provisions of this Article 9, Tenant shall promptly cure such failure and shall reimburse Landlord, as Additional Rent, for the increased fire insurance premiums paid by Landlord as a result of such failure by Tenant. In any action or proceeding to which Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the appropriate Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the fire insurance rates then applicable to the Building.

          Section 9.2    Fire Alarm System; Sprinklers. Tenant shall extend, add
                         -----------------------------
to and modify the fire-alarm and life-safety and sprinkler systems in the Premises, utilizing Landlord-approved contractors, in accordance with this Lease, the Rules and Regulations and all Requirements, if and to the extent such system has not been installed in the Premises prior to the Commencement Date. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord's insurers requires or recommends any modifications and/or Alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building or the Premises by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant's expense.

                                  ARTICLE 10

                                 SUBORDINATION

          Section 10.1   Subordination and Attornment. (a) Landlord represents
                         ----------------------------
that, as of the Effective Date, there are no existing Superior Leases and no existing Mortgages. Provided any such Mortgagee or Lessor has executed and delivered a Nondisturbance Agreement (as hereinafter defined), this Lease shall be subject and subordinate to any Mortgages and Superior Leases hereafter entered into by Landlord, and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale.

               (b) If a Lessor or Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord's written agreement to accept Tenant's attornment and to recognize Tenant's interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Article are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant's tenancy, and
(iii) containing such other terms and conditions as may be required by such

Mortgagee or Lessor, provided such terms and conditions do not materially increase Tenant's obligations or materially and adversely affect the rights of Tenant under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be:

                         (i)     liable for any act or omission of Landlord
(except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord's interest and Tenant gives notice of such act or omission);

                         (ii)    subject to any defense, claim, counterclaim,
set-off or offsets which Tenant may have against Landlord;

                         (iii)   bound by any prepayment of more than one
month's Rent to any prior landlord;

                         (iv)    bound by any obligation to make any payment to
Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord's interest;

                         (v)     bound by any obligation to perform any work or
to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord;

                         (vi)    bound by any modification, amendment or renewal
of this Lease made without successor landlord's consent;

                         (vii)   liable for the repayment of any security
deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or

                         (viii)  liable for the payment of any unfunded tenant
improvement allowance, refurbishment allowance or similar obligation.

          Section 10.2   Mortgage or Superior Lease Defaults. Tenant shall not
                         -----------------------------------
cause a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. Any Mortgagee may elect that this Lease shall have priority over the Mortgage that it holds and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease. In connection with any financing of the Real Property, the Building or of the interest of the lessee under any Superior Lease, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not materially increase the obligations, or materially and adversely affect the rights, of Tenant under this Lease.

          Section 10.3   Tenant's Termination Right. As long as any Superior
                         --------------------------
Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord (a) until Tenant shall have given notice of such act or omission to all Lessors and/or Mortgagees, and (b) until a reasonable period of time (not to exceed an additional thirty (30) days beyond the grace period otherwise afforded Landlord) shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Lessors and/or Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or obligation. If any Lessor or Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Lessor or Mortgagee is proceeding with reasonable diligence to effect such remedy.

          Section 10.4   Provisions. The provisions of this Article shall (a)
                         ----------
inure to the benefit of Landlord, any future owner of the Building or the Real Property, Lessor or Mortgagee and any sublessor thereof and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or Mortgage.

          Section 10.5   Non-Disturbance Agreements. Notwithstanding any
                         --------------------------
contrary provision of this Article 10, a condition precedent to the subordination of this Lease to any future Mortgage or Superior Lease is that such future Mortgagee or Lessor shall execute and deliver to Tenant a then commercially-reasonable non-disturbance and attornment agreement in the form prescribed by such Mortgagee or Lessor ("Nondisturbance Agreement"). Any such Nondisturbance Agreement shall provide that, so long as no Event of Default is continuing under this Lease, no foreclosure of any such Mortgage and no termination of any such Superior Lease shall disturb Tenant's right of possession hereunder, and that such future Mortgagee or Lessor, or their respective successors in interest (including, without limitation, foreclosure sale purchasers) shall recognize and be bound by this Lease, subject only to the limitations in Section 10.1(b)(i) through (viii).

                                  ARTICLE 11

                                   SERVICES

          Section 11.1   Elevators. Landlord, at its expense, shall provide
                         ---------
passenger and freight elevator service to the Premises at all times.

          Section 11.2   Heating, Ventilation and Air Conditioning. (a) Landlord
                         -----------------------------------------
shall furnish to the Premises heating, ventilation and air-conditioning ("HVAC") in accordance with the standards set forth in Exhibit E on all Business Days from 8:00 a.m. to 6:00 p.m. and from 8:00 a.m. to 1:00 p.m. on Saturdays. Landlord, at its expense, shall repair and maintain the HVAC System in good working order, provided repairs required as a result of the negligence or willful misconduct of Tenant, its agents or employees, shall be performed at Tenant's expense. Landlord shall have access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, "Mechanical Installations"), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord's access thereto or the moving of Landlord's equipment to and from the

Mechanical Installations. Neither Tenant, nor its agents, employees or contractors shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations.

               (b) Landlord shall not be responsible if the normal operation of the Building System providing HVAC to the Premises (the "HVAC System") shall fail to provide cooled or heated air, as the case may be, in accordance with the specifications set forth in Exhibit E (the "Design Standards") by reason of (i) any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant, which shall have an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, as the case may be, (ii) any rearrangement of partitioning or other Alterations (including the Improvements) made or performed by or on behalf of Tenant or any person claiming through or under Tenant or (iii) any failure by Tenant to install, if missing, blinds or shades on all windows, which blinds and shades are subject to Landlord's approval, or to keep all of the operable windows in the Premises closed. In addition, Tenant acknowledges that the HVAC System may be unable to conform to the Design Standards in circumstances where Tenant and its employees fail to lower window blinds when necessary because of the sun's position. Tenant at all times shall cooperate fully with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System.

          Section 11.3   Overtime HVAC. The Rent does not reflect or include any
                         -------------
charge to Tenant for the furnishing of any HVAC to the Premises during any periods other than for the hours and days set forth in Section 11.2 hereof ("Overtime Periods"). The Building contains an energy management system which allows those employees of Tenant furnished with the required access codes to activate HVAC service during Overtime Periods on a "dial-up" basis. Subject to Unavoidable Delays, Landlord shall use reasonable efforts to ensure that such services are available during Overtime Periods. If HVAC is furnished to the Premises during Overtime Periods, then in addition to the direct utility costs incurred by Landlord thereby which shall be includable within Operating Expenses, Tenant shall reimburse Landlord for the increased depreciation to the HVAC System resulting thereby, which for purposes of this Lease the parties agree is an amount equal to Eleven and 50/100 Dollars ($11.50) per hour per floor or any fraction thereof.

          Section 11.4   Cleaning. Landlord shall cause the Premises (excluding
                         --------
any portions thereof used for the storage, preparation, service or consumption of food or beverages) to be cleaned, substantially in accordance with the standards set forth in Exhibit F. Any areas of the Premises requiring additional cleaning such as areas used for preparation or consumption of food, shall be cleaned, at Tenant's expense, by Landlord's employees or Landlord's contractor, at rates which shall be competitive with rates of other cleaning contractors providing services to first-class office buildings in Cupertino, California. Landlord and its cleaning contractor and their respective employees shall have access to the Premises at all times except between 8:00 A.M. and 5:30 P.M. on Business Days.

          Section 11.5   Water. Landlord, at Landlord's expense, shall, subject
                         -----
to Unavoidable Delays, provide at all times to the Premises hot and cold water for drinking, cleaning, break-room kitchen and lavatory purposes. If Tenant requires or uses water or steam for any additional purposes, Landlord shall use its commercially reasonable efforts (subject to any Requirements which may limit water use) to supply the same. Tenant shall pay for the reasonable charges of Landlord for the water furnished based upon actual cost. Tenant shall pay also to Landlord Landlord's reasonable charge for any required pumping or heating thereof, and any sewer rent, tax and/or charge now or hereafter assessed or imposed upon the Premises or the Real Property pursuant to any Requirement.

          Section 11.6   Refuse and Rubbish Removal. Landlord shall provide
                         --------------------------
refuse and rubbish removal services at the Premises for ordinary office refuse and rubbish pursuant to regulations reasonably established by Landlord. Tenant shall pay to Landlord, within 10 Business Days of receipt of an invoice therefor, Landlord's reasonable charge for such removal to the extent that the refuse generated by Tenant exceeds the refuse and rubbish customarily generated by executive and general office tenants. Tenant shall not dispose of any refuse and rubbish in the public areas of the Building, and if Tenant does so, Tenant shall be liable for Landlord's reasonable charge for such removal. Tenant shall cause its employees, agents, contractors and business visitors to observe such additional rules and regulations regarding rubbish removal and/or recycling as Landlord may, from time to time, reasonably impose.

          Section 11.7   Service Interruptions. (a) Landlord reserves the right
                         ---------------------
to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for repairs, alterations or improvements which, in Landlord's reasonable judgment, are necessary or appropriate until such Unavoidable Delay, accident or emergency shall cease or such repairs, alterations or improvements are completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to restore such service, remedy such situation and minimize any interference with Tenant's business, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates, or to incur any other overtime costs or additional expenses whatsoever. The exercise of any such right or the exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience to Tenant, or interruption of Tenant's business, or otherwise. In case of any interruption in the services called for under this Article 11 which continues beyond the Eligibility Period, Tenant shall have the rights set forth in Section 7.4 above.

          Section 11.8   Non-essential Service Contractors. If Tenant reasonably
                         ---------------------------------
believes that the contractor selected by Landlord for the provision of landscaping, janitorial, refuse removal or security services for the Premises (any such service, a "Non-essential Service") is not performing any such Non-essential Service consistent with the standards of other first-class office buildings comparable to the Building, or is providing such services at a cost which exceeds that then being charged in Santa Clara County by other comparable service providers performing comparable services,, or poses a threat to any Tenant Party through suspected intentional misconduct or is reasonably suspected by Tenant to have committed acts of theft or vandalism within the Premises, then Tenant shall so notify Landlord in writing. If, after Landlord has been afforded a reasonable opportunity to correct any such reported service deficiency, Tenant reasonably believes that such deficiency has not been corrected, then Tenant shall have the right, following thirty (30) days' written notice to Landlord, to engage directly, at

Tenant's sole cost and expense, an alternate service provider for such purportedly deficient Non-essential Service. In any such event, Landlord shall terminate the services of the contractor previously providing such Non-essential Service and Operating Expenses shall, henceforth, exclude any charge respecting such Non-essential Service; provided, however, that (a) Tenant shall promptly provide to Landlord copies of all invoices from such alternate Non-essential Service provider and (b) all such invoiced costs shall be included by Landlord in "Operating Expenses" solely for the purpose of determining the amount of the Management Fee (as defined in Exhibit B). In addition, provided that Portal Software, Inc., or a Related Entity (as hereinafter defined) is the sole tenant of the Building, Landlord shall reasonably consider any request by Tenant that Landlord utilize the services of a different Non-essential Service provider. Nothing set forth in this Section 11.8 shall be deemed to limit or abridge Tenant's right to arrange for the provision of other auxiliary services to the Premises such as the presence of day porters, maids, flower services or snack suppliers.

                                  ARTICLE 12

               INSURANCE; PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

          Section 12.1   Tenant's Insurance. (a) Tenant, at its expense, shall
                         ------------------
obtain and keep in full force and effect during the Term:

                         (i)    a policy of commercial general liability
insurance on an occurrence basis against claims for personal injury, death and/or property damage occurring in or about the Premises or the Building, under which Tenant is named as the insured and Landlord, Landlord's managing agent and any Lessors and any Mortgagees whose names shall have been furnished by Landlord to Tenant from time to time are named as additional insureds, which insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent or any Lessors or Mortgagees named as additional insureds, and Tenant agrees to obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 30 hereof. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than Five Million Dollars ($5,000,000.00), provided, however, that Landlord shall retain the right to require Tenant to increase such coverage on no more than two (2) occasions during the initial Term of this Lease to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by landlords for similar office space in first-class buildings in Cupertino, California or is otherwise required by any Lessor or Mortgagee. The deductible or self insured retention for such policy shall in no event exceed Ten Thousand Dollars ($10,000.00) at any time. If the aggregate limit applying to the Premises is reduced by the payment of a claim or establishment of a reserve equal to or greater than 50% of the annual aggregate, Tenant shall immediately arrange to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy unless, in Landlord's reasonable judgment, Tenant maintains sufficient excess liability insurance to satisfy the liability requirements of this Lease without the reinstatement of the aggregate limit;

                         (ii)   insurance against loss or damage by fire, and
such other risks and hazards as are insurable under then available standard forms of "all risk" property insurance policies with extended coverage, insuring Tenant's Property, and all Specialty

Alterations for the full insurable value thereof or replacement cost value thereof, having a deductible amount, if any, as reasonably determined by Landlord;

                         (iii)  during the performance of any Alteration, until
completion thereof, Builder's risk insurance on an "all risk" basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors), any Mortgagee and any Lessor in all work incorporated in the Building and all materials and equipment in or about the Premises;

                         (iv)   Workers' Compensation Insurance, as required by
law;

                         (v)    such other insurance as is customarily required
to be carried by tenants in first-class office buildings in Cupertino, California and in such amounts as Landlord, any Mortgagee and/or any Lessor may reasonably require from time to time.

Tenant hereby acknowledges and agrees that, if Tenant elects not to carry business interruption insurance, then, to the fullest extent permitted by law, Tenant forever waives and releases Landlord from any claims or liability arising from or in connection with damage or injury to Tenant's business, which damage or injury would have been covered by business interruption insurance if such policy had been obtained.

               (b) All insurance required to be carried by Tenant pursuant to the terms of this Lease (i) shall contain a provision that (x) other than those customary exclusions found in customary forms of commercial general liability policies, no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, (y) the policy shall be noncancellable and/or no material change in coverage shall be made thereto unless Landlord, Lessors and Mortgagees shall have received 30 days' prior notice of the same, by certified mail, return receipt requested, and (z) Tenant shall be solely responsible for the payment of all premiums under such policies and Landlord, Lessors and Mortgagees shall have no obligation for the payment thereof, and (ii) shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of California and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a "Best's Rating" of "A-" and a "Financial Size Category" of at least "X" or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

               (c) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation required to be carried by each party pursuant to this Article 12. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least 10 days prior to the expiration of such policy. In lieu of the policy of insurance required to be delivered to Landlord pursuant to this Article (the "Policy"), Tenant may deliver to Landlord a certification from Tenant's insurance company (on the form currently designated "Acord 27", or the equivalent, rather than on the form currently designated "Acord 25-S", or the equivalent) which shall be binding on Tenant's insurance company, and which shall expressly provide that such certification (i) conveys to Landlord and any other named insured and/or additional insureds thereunder (the "Insured Parties") all the rights and privileges afforded under the Policy as primary insurance, and (ii) contains an unconditional obligation of the insurance company to advise all Insured Parties in writing by certified mail, return receipt requested, at least 30 days in advance of any termination or change to the Policy that would affect the interest of any of the Insured Parties.

          Section 12.2   Waiver of Subrogation. Landlord and Tenant shall each
                         ---------------------
procure an appropriate clause in or endorsement to any property insurance covering the Premises, the Building and personal property, fixtures and equipment located therein, wherein the insurance companies shall waive subrogation or consent to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent covered by such property insurance; provided, however, that the release, discharge, exoneration and covenant not to sue contained herein shall be limited by and coextensive with the terms and provisions of the waiver of subrogation or waiver of right of recovery. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Specialty Alterations, (ii) Tenant's Property, and (iii) any loss suffered by Tenant due to interruption of Tenant's business.

          Section 12.3   Landlord's Insurance. Landlord shall, from and after
                         --------------------
the Effective Date and until the Expiration Date, maintain in effect the following insurance: (i) fire and "all risk" insurance providing coverage in the event of fire, vandalism, malicious mischief and all other risks normally covered by "all risk" policies in the area of the Building, covering the Building (excluding the property required to be insured by Tenant pursuant to Section 12.1) in an amount not less than ninety-five percent (95%) of the full replacement value (less commercially reasonable deductibles which as of the Effective Date is Twenty-Five Thousand Dollars ($25,000.00) but is subject to periodic change over the Term) of the Building excluding foundations, footings and other below-grade structural elements; and (ii) commercial general liability insurance or the equivalent in the amount of at least Five Million Dollars ($5,000,000.00), against claims of bodily injury, personal injury or property damage arising out of Landlord's operations, assumed liabilities, contractual liabilities, or use of the Building and Common Areas. Such insurance may be carried under blanket or umbrella insurance policies. Upon written request from Tenant, but no more than one (1) time during any calendar year, Landlord shall provide Tenant with evidence that Landlord is carrying the insurance Landlord is required to maintain pursuant to this Section 12.3.

                                  ARTICLE 13

                       DESTRUCTION - FIRE OR OTHER CAUSE

          Section 13.1   Restoration. If the Premises are damaged by fire or
                         -----------
other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises or Tenant's use of any portion of the Premises is materially impaired, Tenant shall give prompt notice thereof to Landlord, and the damage shall be repaired by Landlord, at its expense, to substantially the condition of the Premises prior to the damage, subject to the provisions of any Mortgage or Superior Lease, but Landlord shall have no obligation to repair or restore (i) Tenant's Property or (ii) any Specialty Alterations. Until such time as the restoration of the

Premises is substantially completed, Fixed Rent, Tenant's Operating Payment and Tenant's Tax Payment shall be reduced in the proportion by which the area of the part of the Premises which is inaccessible, or the use of which has been so impaired, and is not used by Tenant bears to the total area of the Premises.

          Section 13.2  Landlord's Termination Right. Notwithstanding anything
                        ----------------------------
to the contrary contained in Section 13.1, if (i) the Premises are totally damaged or are rendered wholly untenantable, or if the Building shall be so damaged that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable) and the estimated period for the repair or restoration of the Premises or the Building set forth in the Restoration Notice (as hereinafter defined) is more than twelve (12) months from the date of such damage or (ii) under the provisions of any Mortgage or Superior Lease, Landlord shall be unable so to restore the Premises or Tenant's reasonable access to the Premises, then in either such event, Landlord may, not later than sixty (60) days following the date of the damage, give Tenant a notice terminating this Lease. If this Lease is so terminated, (a) the Term shall expire upon the thirtieth (30th) day after such notice is given, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant's liability for Rent shall cease as of the date of the damage, and (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant.

          Section 13.3  Tenant's Termination Right. If the Premises are totally
                        --------------------------
damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, or Tenant's use of any portion of the Premises is materially impaired, Landlord shall, within sixty (60) days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the "Restoration Notice") to Tenant of the date by which such contractor or architect estimates the restoration of the Premises or the Building, as applicable, shall be Substantially Completed. If (i) such date, as set forth the Restoration Notice, is more than twelve (12) months from the date of such damage and if Landlord has not elected to terminate this Lease pursuant to Section 13.2, then Tenant shall have the right to terminate this Lease by giving notice to Landlord not later than thirty (30) days following Tenant's receipt of the Restoration Notice or
(ii) Landlord elects not to terminate this Lease pursuant to Section 13.2, but fails to Substantially Complete the repair or restoration of the Premises or the Building, as applicable, within twelve (12) months from the date of damage or destruction, Tenant, upon not less than thirty (30) days' prior written notice, may elect to terminate this Lease (either such notice in (i) or (ii), a "Termination Notice"). If Tenant delivers to Landlord a Termination Notice, unless, with respect to a Termination Notice delivered pursuant to clause (ii) of the preceding sentence, Landlord within such thirty-(30-) day period Substantially Completes such repair or restoration or delivers a letter from its general contractor indicating that such work will be Substantially Completed within (90) days of the date of such Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the second sentence of Section 13.2. Upon any such termination of this Lease, Tenant shall vacate the Premises and remove all of its furniture, fixtures, equipment and personal property as quickly as commercially reasonably possible.

          Section 13.4  Final 12 Months.  Notwithstanding anything set forth to
                        ---------------
the contrary in this Article 13, in the event that any damage rendering the Premises wholly untenantable occurs during the final twelve (12) months of the Term, either Landlord or Tenant may terminate this Lease by notice to the other party within thirty (30) days after the occurrence of such damage and this Lease shall expire on the thirtieth (30th) day after the date of such notice unless Tenant has the then-exercisable right under Article 34 of this Lease to extend the Term and exercises such right within thirty (30) days following the date of such damage or destruction. For purposes of this Section 13.4, the Premises shall be deemed wholly untenantable if due to such damage, Tenant shall be precluded from using more than fifty percent (50%) of the Premises for the conduct of its business and Tenant's inability to so use the Premises is reasonably expected to continue until the Expiration Date.

          Section 13.5  Waivers.  Tenant hereby waives the provisions of Section
                        -------
1932, subdivision 2, and Landlord and Tenant hereby waive the provisions of
Section 1933, subdivision 4, of the California Civil Code, and any similar law, statute or ordinance now or hereafter in effect.

          Section 13.6  Inability to Collect.  Notwithstanding any of the
                        --------------------
foregoing provisions of this Article 13, if and for so long as by reason of any action or inaction by any Tenant Party, Landlord or any Mortgagee or Lessor is unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building, then, without prejudice to any other remedies that may be available against Tenant, there shall be no abatement of Rent and Landlord shall have no obligation to restore the Premises.

          Section 13.7  Landlord's Liability.  Any Building employee to whom any
                        --------------------
property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. None of Landlord, its agents, any Mortgagee or Lessor shall liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 5). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, or for delay on account of "labor troubles" or any other cause beyond Landlord's control arising from any repair or restoration of any portion of the Premises or of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the performance of any such repair or restoration, provided further that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever. Nothing in this Section 13.7 shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 30 in order to recoup for payments made to compensate for losses of third parties.

          Section 13.8  Windows.  If at any time any windows of the Premises are
                        -------
temporarily closed, darkened or covered over by reason of repairs, maintenance, alterations or improvements to the Building, or any of such windows are permanently closed, darkened or covered over due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

          Section 13.9  Insurance Shortfall.  Notwithstanding any other
                        -------------------
provision of this Article 13, if Landlord is otherwise obligated to repair or restore the Premises and/or the Building hereunder, but, for any reason whatsoever, the estimated cost of such repair or restoration, as reasonably determined by Landlord (the "Estimated Restoration Cost"), exceeds the insurance proceeds available to Landlord for such repair or restoration (the "Shortfall") then, unless Tenant undertakes to fund such entire Shortfall in accordance with this Section 13.9, Landlord may terminate this Lease by notice to Tenant, which termination shall be in the manner provided in the last sentence of Section
13.2. If Tenant elects to fund such Shortfall, then such Shortfall shall be funded in the same manner as the Total Construction Cost (as defined in the Workletter Agreement) is to be funded pursuant to the Workletter Agreement, and shall be disbursed on a pro rata basis with such insurance proceeds to pay for the actual costs of such repair or restoration ("Actual Restoration Cost"). Promptly following the determination of any variance between the Actual Restoration Cost and the Estimated Restoration Cost or any revision to the anticipated insurance proceeds, Tenant shall fund any additional Shortfall caused thereby or be refunded any excess payments previously made by Tenant.

                                  ARTICLE 14

                                EMINENT DOMAIN

          Section 14.1  (a) Total Taking.  If all or substantially all of the
                            ------------
Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose, this Lease shall terminate and the Term shall end as of the date of the vesting of title, with the same effect as if such date were the Expiration Date, and Rent shall be prorated and adjusted as of such date.

               (b)  Partial Taking.  If only a part of the Real Property, the
                    --------------
Building or the Premises shall be acquired or condemned then, except as hereinafter provided in this Article 14, this Lease and the Term shall continue in full force and effect, provided that from and after the date of the vesting of title, the Rent and Tenant's Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such acquisition or condemnation.

               (c)  Landlord's Termination Right.  Landlord may give to Tenant,
                    ----------------------------
within sixty (60) days following the date upon which Landlord receives notice that all or a portion of the Real Property, the Building or the Premises has been acquired or condemned, a notice of termination of this Lease with respect to such portion of the Premises acquired or condemned.

               (d)  Tenant's Termination Right.  If the part of the Real
                    --------------------------
Property so acquired or condemned consists of more than one (1) floor of the Building, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within thirty (30) days following the date upon which Tenant received notice of such acquisition or condemnation. If Tenant so notifies Landlord, this Lease shall end and expire upon the thirtieth (30th) day following the giving of such notice. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated in accordance with this Section
14.1 Landlord, at Landlord's expense, but without requiring Landlord to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so acquired or condemned to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such acquisition or condemnation, excluding Tenant's Property and/or Specialty Alterations.

               (e)  Apportionment of Rent.  Upon any termination of this Lease
                    ---------------------
pursuant to the provisions of this Article 14, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

          Section 14.2  Awards.  Upon any acquisition or condemnation of all or
                        ------
any part of the Real Property, Landlord shall receive the entire award for any such acquisition or condemnation, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term, Tenant's Alterations or improvements; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this
Article 14 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property or Specialty Alteration included in such taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

          Section 14.3  Temporary Taking.  If all or any part of the Premises is
                        ----------------
acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

          Section 14.4  Waiver.  To the extent it is inconsistent with the
                        ------
above, each party hereto hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Premises.

                                  ARTICLE 15

                           ASSIGNMENT AND SUBLETTING

          Section 15.1  (a)  No Assignment or Subletting.  Except as expressly
                             ---------------------------
set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet (or underlet), or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord's prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this
Article 15 shall be void.

               (b)  Collection of Rent.  If, without Landlord's consent when
                    ------------------
required under this Article 15, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease or the Premises or any of Tenant's Property is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 15, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant's covenants hereunder. Tenant shall remain fully liable for the obligations under this Lease.

               (c)  Further Assignment/Subletting.  Landlord's consent to any
                    -----------------------------
assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express consent to any further assignment or subletting. Except for a person or entity who acquired an interest in the Premises directly from the initial Tenant named herein, no subtenant shall be permitted to assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others.

          Section 15.2  Tenant's Notice.  If Tenant desires to assign this Lease
                        ---------------
or sublet all or any portion of the Premises in a transaction for which Landlord's consent is required hereunder, Tenant shall give notice thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, (i) the material business terms on which Tenant would sublet such premises, and (ii) a description of the portion of the Premises to be sublet. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) shall be granted the right, at Landlord's option, (1) with respect to a sublease for a term expiring no earlier than six (6) months prior to the Expiration Date, to terminate this Lease with respect to such space as Tenant proposes to sublease (the "Partial Space"), upon the terms and conditions hereinafter set forth, or
(2) if the proposed transaction is an assignment of this Lease, to terminate this Lease. Such option may be exercised by notice from Landlord to Tenant within ten (10) Business Days after Landlord's receipt of Tenant's notice; provided, however, that Landlord shall have no such option to terminate this Lease with respect to any such proposed subletting unless on the date of such proposed transaction Tenant is occupying less than fifty percent (50%) of the rentable area of the Premises.

          Section 15.3  Landlord's Termination.  If Landlord exercises its
                        ----------------------
option, if any, to terminate all or a portion of this Lease pursuant to Section 15.2, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, (b) Rent shall be apportioned, paid or refunded as of such date, (c) the then amount of the Security Deposit shall be reduced to an amount equal to the product of (x) the then amount of the Security Deposit and (y) a ratio, the numerator of which is the number of RSF in the remaining portion of the Premises and the denominator of which is the number of RSF in the Premises immediately prior to Landlord's exercise of such option, (d) Tenant, upon Landlord's request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (e) Landlord shall be free to lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant; provided, however, that (i) in the event of any such total termination respecting a proposed assignment, Landlord shall pay to Tenant a cancellation fee in an amount equal to the amount Tenant would otherwise have been entitled to receive pursuant to
Section 15.7(a) hereof if such assignment transaction as described in such Tenant notice had been completed and (ii) in the event of any such partial termination respecting a proposed subletting, Landlord shall pay to Tenant an amount equivalent the portion of net subleasing profits, determined in the manner provided for in Section 15.7(b) hereof, that otherwise would have been retained by Tenant if Landlord had not so exercised such option to terminate, which payment shall be made by Landlord in the same manner that Tenant would have been obligated to pay to Landlord Landlord's portion of such subleasing profits pursuant to such Section 15.7(b).

          Section 15.4  Conditions to Assignment/Subletting.  (a) If Landlord
                        -----------------------------------
does not exercise any termination option available under Section 15.2, and provided that no Event of Default then exists, Landlord's consent to the proposed assignment or subletting shall not be unreasonably withheld or delayed. Such consent shall be granted or declined, as the case may be, within ten (10) Business Days after Landlord's receipt of (i) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (ii) current financial information with respect to the proposed assignee or subtenant, including its most recent financial statements, and (iii) any other information Landlord may reasonably request, provided that:

                              (A)  in Landlord's reasonable judgment, the
     proposed assignee or subtenant is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) limits the use of the Premises to general and executive offices, and (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease;

                              (B)  the proposed assignee or subtenant is a
     reputable person or entity of good character with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be, and Landlord has been furnished with reasonable proof thereof;

                              (C)  the form of the proposed sublease or
     instrument of assignment shall be reasonably satisfactory to Landlord and shall comply with the provisions of this Article 15;

                              (D)  there shall be not more than five (5)
     subtenants in each floor of the Premises;

                              (E)  the aggregate consideration to be paid by the
     proposed subtenant under the terms of the proposed sublease shall not be less than seventy-five percent (75%) of the then current market rent for the Premises (the "Market Sub-rent") determined as though the Premises were vacant and taking into account (x) the length of the term of the proposed sublease, (y) any rent concessions granted to subtenant, and (z) the cost of any alterations being performed for the sublessee; provided, however, the provisions of this Subsection 15.4(a)(E) shall cease to apply if after a period of sixty (60) days Tenant is unable to consummate a sublease transaction for an amount at least equal to the Market Subrent;

                              (F)  Tenant shall, upon demand, reimburse Landlord
     for all expenses reasonably incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the proposed assignee or subtenant and all legal costs reasonably incurred in connection with the granting of any requested consent, which investigation and legal costs shall not exceed the aggregate amount of Two Thousand Five Hundred Dollars ($2,500.00) ("Expense Limit"); provided, however, that such Expense Limit shall not apply to any assignment or sublease in connection with the bankruptcy or reorganization of Tenant or that involves an amendment to this Lease, and all costs reasonably incurred in reviewing any plans and specifications for Alterations proposed to be made in connection therewith;

                              (G)  the proposed subtenant or assignee shall not
     be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the proposed assignee or subtenant agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the County of Santa Clara and State of California; and

                              (H)  in Landlord's reasonable judgment, the
     proposed assignee or subtenant shall not be of a type or character, or engaged in a business or activity, or owned or controlled by or identified with any entity, which may result in protests or civil disorders or commotions at, or other disruptions of the normal business activities in, the Building.

               (b) With respect to each and every subletting and/or assignment authorized by Landlord under the provisions of this Lease, it is further agreed that:

                       (i) the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord and shall comply with the provisions of this Article;

                       (ii) no sublease shall be for a term ending later than one day prior to the Expiration Date of this Lease;

                       (iii) no sublease shall be delivered to any subtenant, and no subtenant shall take possession of any part of the Premises, until an executed counterpart of such sublease has been delivered to Landlord and approved in writing by Landlord as provided in Section 15.4(a);

                       (iv) if an Event of Default shall occur at any time prior to the effective date of such assignment or subletting and be continuing and yet uncured on the date that would otherwise be such effective date, then Landlord's consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and any such deemed unconsented to assignment or subletting shall constitute a further Event of Default hereunder; and

                       (v) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, it being the intention of Landlord and Tenant that Tenant shall assume and be liable to Landlord for any and all acts and omissions of all subtenants and anyone claiming under or through any subtenants which, if performed or omitted by Tenant, would be a default under this Lease; and Tenant and each subtenant shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month's rent, (D) bound to return such subtenant's security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such subtenant shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such subtenant, or to perform any work in the subleased space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord's obligations under this Lease. The provisions of this Section 15.4(b)(v) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

          Section 15.5  Binding on Tenant; Indemnification of Landlord.  Each
                        ----------------------------------------------
sublease pursuant to this Article 15 shall be subject to all of the covenants, terms and conditions of this Lease. Notwithstanding any assignment or subletting or any acceptance of Rent by Landlord from any assignee or subtenant, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant's part to be observed and performed, and any default under any term, covenant or condition of this Lease by any subtenant or assignee or anyone claiming under or through any subtenant or assignee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or anyone claiming under or through any subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 15.

          Section 15.6  Tenant's Failure to Complete.  If Landlord consents to a
                        ----------------------------
proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within ninety (90) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 15.2 hereof before assigning this Lease or subletting all or part of the Premises.

          Section 15.7  Profits.  If Tenant shall enter into any assignment or
                        -------
sublease permitted hereunder or consented to by Landlord, Tenant shall, within sixty (60) days of Landlord's consent to such assignment or sublease, deliver to Landlord a complete list of Tenant's reasonable third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction, together with a list of all of Tenant's Property to be transferred to such assignee or sublessee. Tenant shall deliver to Landlord evidence of the payment of such fees promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

               (a) In the case of an assignment, on the effective date of the assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including sums paid for the sale or rental of Tenant's Property, less, in the case of a sale thereof, the then fair market value thereof, as reasonably determined by Landlord) after first deducting Tenant's reasonable third-party brokerage fees, legal fees and architectural fees and the reasonable costs of any additional tenant improvements made by Tenant, all as incurred in connection with such transaction and an amount equal to the unamortized balance of the Agreed TI Costs (as hereinafter defined). For purposes of this Section 15.7, the term "Agreed TI Costs" shall mean an amount equal to the lesser of (i) the cost of the Improvements paid for by Tenant pursuant to the Workletter Agreement or
(ii) the product of (x) the number of RSF in the Premises and (y) Twenty-Seven Dollars ($27.00), which amount shall be amortized over the remaining portion of the Term (exclusive of any Renewal Term (as hereinafter defined)) with interest thereon at a per annum rate equal to eight percent (8%); or

               (b) in the case of a sublease, fifty percent (50%) of any consideration payable under the sublease to Tenant by the subtenant which exceeds on a per square foot basis the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (together with any sums paid for the sale or rental of Tenant's Property, less, in the case of the sale thereof, the then fair market value thereof, as reasonably determined by Landlord) after first deducting Tenant's reasonable third-party brokerage fees, legal fees and architectural fees and the reasonable costs of any additional tenant improvements made by Tenant, all as incurred in connection with such transaction, and an amount equal to the Agreed TI Costs, which amount shall be allocated, if such sublease is for less than the entire Premises, on a pro rata basis, to the rentable area of such subleased space and, if such sublease is less than the entire Premises, the actual cost incurred by Tenant in separately demising the subleased space (collectively, "Tenant's Costs"). The sums payable under this clause shall be paid by Tenant to Landlord as and when paid by the subtenant to Tenant commencing at such time as Tenant has first recovered all of Tenant's Costs.

          Section 15.8  (a)  Transfers.  If Tenant is a corporation, the
                             ---------
transfer (by one or more transfers) of a majority of the stock of Tenant shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 15 shall not apply to the transfer of shares of stock of Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange including, without limitation, the NASDAQ Stock Market. For purposes of this Section 15.8 the term "transfers" shall be deemed to include the issuance of new stock which results in a majority of the stock of Tenant being held by a person or entity which does not hold a majority of the stock of Tenant on the date hereof. If Tenant is a partnership, the transfer (by one or more transfers) of a majority interest in the partnership shall be deemed a voluntary assignment of this Lease. If Tenant is a limited liability company, trust, or any other legal entity, the transfer (by one or more transfers) of a majority of the beneficial ownership interests in such entity, however characterized, shall be deemed a voluntary assignment of this Lease. The provisions of Section 15.1 shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) if at the time of any such transfer either (A) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (2) the net worth of the original Tenant on the date of this Lease, or (B) the successor to Tenant has a total market capitalization of at least Three Billion Three Hundred Million Dollars ($3,300,000,000.00), and (iii) proof satisfactory to Landlord of such net worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. Tenant may also, upon prior notice to but without the necessity of the consent of Landlord, permit any corporation or other business entity which controls, is controlled by, or is under common control with the original Tenant (a "Related Entity") to sublet all or part of the Premises for any Permitted Use, provided the Related Entity is in Landlord's reasonable judgment of a character and engaged in a business which is in keeping with the standards for the Building and the occupancy thereof. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entity if Tenant is not a corporation.

               (b)  Applicability.  The limitations set forth in this Section
                    -------------
15.8 shall apply to subtenant(s), assignee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 15.8 shall be a transfer in violation of Section 15.1.

               (c)  Modifications, Takeover Agreements.  Any modification,
                    ----------------------------------
amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of
Section 15.1 hereof.

          Section 15.9  Assumption of Obligations.  Any assignment or transfer,
                        -------------------------
whether made with Landlord's consent or without Landlord's consent, if and to the extent permitted hereunder, shall not be effective unless and until the assignee executes, acknowledges and delivers to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee (a) assumes Tenant's obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 15.1 hereof shall be binding upon it in respect of all future assignments and transfers.

          Section 15.10  Tenant's Liability.  The joint and several liability of
                         ------------------
Tenant and any successors-in-interest of Tenant and the due performance of Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

          Section 15.11  Listings in Building Directory.  The listing of any
                         ------------------------------
name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord's consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord's discretion by notice to Tenant.

          Section 15.12  Lease Disaffirmance or Rejection.  If at any time after
                         --------------------------------
an assignment by Tenant named herein, this Lease is not affirmed or rejected in any proceeding of the types described in Section 18.1(f) hereof or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as "tenant," enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated in accordance therewith, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of ten (10) days after Landlord's request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.

          Section 15.13  Space Sharing Arrangements.  Notwithstanding any
                         --------------------------
contrary provision of this Lease, Tenant may allow employees of companies to whom Tenant is providing products or services, or with which Tenant is collaborating in the development or provision of products or services, to work in the Premises without Landlord's consent (but with contemporaneous written notice thereof to Landlord of the identities of such persons working at the Premises) and without being deemed to have sublet any portion of the Premises, so long as (A) such employees do not occupy more than twenty-five percent (25%) of the rentable area of the Premises, in the aggregate, at any one time, and such space is not separately demised from the space occupied by Tenant and (B) the number of such employees does not exceed twenty-five percent (25%) of the total number of persons regularly occupying the Premises.

          Section 15.14  Arbitration.  If Tenant believes that Landlord has
                         -----------
unreasonably withheld its consent to any proposed assignment or subletting hereunder, then Tenant may (but is not obligate to) submit such dispute to expedited arbitration pursuant to Section 31.20 below.

                                  ARTICLE 16

                                  ELECTRICITY

          Section 16.1  Electricity.  Subject to any Requirements or any public
                        -----------
utility rules or regulations governing energy consumption, Landlord shall make or cause to be made, customary arrangements with public utilities and/or public agencies to furnish electric current to the Premises for Tenant's use in amounts sufficient for normal lighting by overhead fluorescent fixtures and for normal use of computers, workstations, photocopying machines in reasonable numbers, facsimile machines, typewriters, electronic telecommunications and computer network equipment customary for general office use and other office machines of comparable electrical consumption, but not including electricity required for special lighting or any other item of equipment which (singly) consumes more than one and 50/100 (1.50) kilowatt per hour at rated capacity or requires a voltage other than one hundred twenty (120) volts single phase ("High Consumption Equipment"). If any tax is imposed upon Landlord's receipts from the sale or resale of electricity to Tenant, the amount of such tax shall be paid by Tenant if and to the extent permitted by law. The electricity to be provided to the Premises under this Article 16 shall be furnished by a reputable supplier selected by Landlord; provided, however, at Tenant's request, Landlord shall consult with Tenant regarding switching to other electricity service providers who provide electricity at lower rates, and also shall consult with Tenant regarding the methods of contracting for such electricity to maximize savings resulting from time-of-use metering or other variable pricing models to the extent that it is technically feasible to do so. If Landlord, at Tenant's request, changes energy suppliers, all fees, credits, discounts and rebates received in connection therewith shall be applied against Operating Expenses. Notwithstanding anything set forth in this Section 16.1 to the contrary, Tenant shall have the right to install High Consumption Equipment which is within the design criteria of the Building, as reasonably determined by Landlord.

          Section 16.2   Excess Electricity.  Tenant shall at all times comply
                         ------------------
with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises. If Landlord reasonably determines that Tenant's electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, "Electrical Equipment") and, promptly following Landlord's written notice to Tenant of any such determination, Tenant fails to curtail its electrical requirements sufficiently to prevent the necessity of Landlord's installing any such

Electrical Equipment, or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant's need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant's expense, install such additional Electrical Equipment, provided that Landlord, in its sole judgment, considering the potential needs of present and future Building tenants and of the Building itself, determines that (a) such installation is practicable and necessary, (b) such additional Electrical Equipment is permissible under applicable Requirements, and (c) the installation of such Electrical Equipment will not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the public utility serving the Building. Any costs incurred by Landlord in connection therewith shall be paid by Tenant within ten
(10) days after the rendition of a bill therefor. Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises or make any additions to the office equipment or other appliances in the Premises which utilize electrical energy (other than ordinary small office equipment) without the prior consent of Landlord, in each instance, and in compliance with this Lease.

          Section 16.3  Service Disruption.  Except as otherwise provided in
                        ------------------
Section 7.4, Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of electric service furnished to the Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord or the failure by Landlord to pay any amounts owing to the utility company or other electrical energy supplier, nor shall there be any allowance to Tenant for diminution of rental value, nor shall the same constitute an actual or constructive eviction of Tenant, in whole or part, or relieve Tenant from any of its Lease obligations, and no liability shall arise on the part of Landlord by reason of inconvenience, annoyance or injury to business whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises as a result of any such failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

          Section 16.4  Discontinuance of Service.  Provided that in all cases a
                        -------------------------
reasonable substitute energy supplier is available for Tenant to contract with directly, Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than fifteen (15) days notice to Tenant. If Landlord exercises such right, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant hereunder. If Landlord so discontinues furnishing electricity, Tenant shall arrange to obtain electricity directly from any utility company and other energy supplier serving the Premises to the extent that the same is available, suitable and safe for such purposes. All equipment which may be required to obtain electricity of substantially the same quantity, quality and character shall be installed by Landlord at the sole cost and expense of (a) Landlord, if Landlord voluntarily discontinues such service, or (b) Tenant, if Landlord is compelled to discontinue such service by the public utility or pursuant to applicable

Requirements or if such discontinuance arises out of the acts or omissions or otherwise at the request of Tenant. Landlord shall not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the public utility or other company servicing the Building, unless the public utility or other company is not prepared to furnish electricity to the Premises on the date required as a result of Tenant's delay or negligence in arranging for service or Tenant's refusal to provide the utility company with a deposit or other security requested by the utility company or Tenant's refusal to take any other action requested by the utility company.

                                  ARTICLE 17

                              ACCESS TO PREMISES

          Section 17.1  Landlord's Access.  (a)  Tenant shall permit Landlord,
                        -----------------
Landlord's agents and public utility service providers servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount. Landlord shall promptly repair any damage to the Premises or Tenant's Property caused by any work performed pursuant to this
Article 17.

               (b) Landlord, any Lessor or Mortgagee and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable written notice except in the case of emergency, to examine the Premises, to show the Premises to prospective purchasers, Mortgagees or Lessors of the Building and their respective agents and representatives or others, to make such repairs, alterations or additions to the Premises or the Building conducted in a manner so as to minimize disruption to Tenant's business (i) as Landlord may deem necessary or appropriate, (ii) which Landlord may elect to perform following Tenant's failure to perform, or (iii) to comply with any Requirements, and Landlord shall be allowed to take all material into the Premises that may be required for the performance of such work without the same constituting an actual or constructive eviction of Tenant in whole or in part and without any abatement of Rent.

               (c) All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, and doors and entrances other than doors and entrances solely connecting areas within the Premises), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems and Building facilities are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair.

          Section 17.2  Final 12 Months.  [Intentionally Deleted]
                        ---------------

          Section 17.3  Alterations to Building.  Landlord has the right at any
                        -----------------------
time to (a) change the name, number or designation by which the Building is commonly known, and (b) alter the Building to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building without any such acts constituting an actual or constructive eviction and without incurring any liability to Tenant, so long as such changes do not deprive Tenant of access to the Premises. So long as Tenant is in occupancy of at least fifty percent (50%) of the rentable area of the Building, Landlord shall not change the name of the Building to that of any competitor of Tenant. If Landlord should change the name of the Building on one (1) or more occasions during the Term, then Landlord shall reimburse Tenant for all out-of-pocket stationery and printing costs reasonably incurred by Tenant in connection with the second (2nd) and any subsequent such name changes.

                                  ARTICLE 18

                                    DEFAULT

          Section 18.1  Tenant's Defaults.  Each of the following events shall
                        -----------------
be an "Event of Default" hereunder:

               (a) Tenant fails to pay when due any installment of Fixed Rent and such default shall continue for five (5) Business Days after notice of such default is given to Tenant, or failure to pay when due of any other item of Rent and such default shall continue for seven (7) Business Days after notice of such default is given to Tenant, except that if Landlord shall have given two (2) such notices of default in the payment of any Rent in any twelve- (12-) month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of any Rent or an extended period in which to make payment until such time as twelve (12) consecutive months shall have elapsed without Tenant having failed to make any such payment when due, and the occurrence of any default in the payment of any Rent within such twelve- (12-) month period after the giving of two (2) such notices shall constitute an Event of Default; or

               (b) Tenant fails to observe or perform any other term, covenant or condition of this Lease to be observed or performed by Tenant and if such failure continues for more than twenty (20) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within twenty (20) days, failure by Tenant to commence to remedy such failure within said twenty (20) days, and thereafter diligently prosecute to completion all steps necessary to remedy such default, provided the same is completed within ninety (90) days or as soon thereafter as is commercially practicable unless Tenant's failure to cure such default within such ninety-(90-) day period would constitute a default under any Mortgage or Superior Lease; or

               (c)  [Intentionally deleted]; or

               (d) Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 15 hereof; or

               (e) Tenant generally does not, or is unable to, or admits in writing its inability to, pay its debts as they become due; or

               (f) Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant's property; or

               (g) if, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant's property, without the consent or acquiescence of Tenant, as the case may be, such appointment shall not have been vacated or otherwise discharged, or if any lien, execution or attachment or other similar filing shall be made or issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant.

          Section 18.2  Tenant's Liability.  If, at any time, (a) Tenant shall
                        ------------------
be comprised of two or more persons, (b) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (c) Tenant's interest in this Lease shall have been assigned, the word "Tenant," as used in
Section 18.1 (e), (f) and (g), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in this Article shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under this Lease.

                                  ARTICLE 19

                             REMEDIES AND DAMAGES

          Section 19.1  Landlord's Remedies.  If any Event of Default occurs
                        -------------------
under this Lease as provided in Section 18.1, Landlord, at Landlord's option, and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such Event of Default, and without any further demand or notice, may terminate this Lease and/or, to the extent permitted by law, remove all persons and property from the Premises, which property shall be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.

               (a)  If Landlord elects to terminate this Lease as provided in
Section 19.1, pursuant to Section 1951.2 of the California Civil Code, Landlord shall be entitled to recover from Tenant the aggregate of:

                         (i)    The worth at the time of award of the unpaid
Rent and charges equivalent to Rent earned as of the date of the termination hereof;

                         (ii)   The worth at the time of award of the amount by
which the unpaid Rent and charges equivalent to Rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                         (iii)  The worth at the time of award of the amount by
which the unpaid Rent and charges equivalent to Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                         (iv)   Any other amount necessary to compensate
Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and

                         (v)    Any other amount which Landlord may hereafter be
permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant's default.

For the purposes of this Section 19.1(a), the "time of award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such Event of Default is entered or such earlier date as the court may determine; the "worth at the time of award" of the amounts referred to in Sections 19.1(a)(i) and 19.1(a)(ii) shall be computed by allowing interest at the Interest Rate, but not less than the legal rate; and the "worth at the time of award" of the amount referred to in Section 19.1(a)(iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) per annum. Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision of law. Further, Tenant hereby waives the provisions of California Code of Civil Procedure Section 1174(c) and California Civil Code Section 1951.7 or any other similar, successor or related provision of law providing for Tenant's right to satisfy any judgment in order to prevent a forfeiture of this Lease or requiring Landlord to deliver written notice to Tenant of any reletting of the Premises.

          Section 19.2 (a) Notwithstanding anything to the contrary set forth herein, Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder including, without limitation, the right to recover from Tenant as they become due hereunder all Rent and other charges required to be paid by Tenant under the terms of this Lease.

               (b) Nothing in this Article 19 shall be deemed to affect Landlord's right to indemnification, under the indemnification clause or clauses contained in this Lease, for claims or liability arising from events occurring prior to the termination of this Lease.

               (c) In the event of any Event of Default by Tenant as set forth above, then in addition to any other remedies available to Landlord at law or in equity or under this Lease, Landlord shall have the right to bring an action or actions from time to time against Tenant, in any court of competent jurisdiction, for all Rent and other sums due or becoming due under this Lease, including all damages and costs proximately caused thereby, notwithstanding Tenant's abandonment or vacation of the Premises or other acts of Tenant, as permitted by Section 1951.4 of the California Civil Code or any successor, related or similar provision of law. Such remedy may be exercised by Landlord without prejudice to its right thereafter to terminate this Lease in accordance with the other provisions contained in this Article 19.

          Section 19.3 In the event of an Event of Default by Tenant and Tenant's abandonment of the Premises or if Landlord shall elect to reenter or shall take possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by law, and, so long as an Event of Default is continuing, until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all Rent as it becomes due pursuant to Section 19.2(a) and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the Term), and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any alterations and repairs to the Premises in connection therewith. Tenant hereby irrevocably constitutes and appoints Landlord as its attorney-in-fact, which appointment shall be deemed coupled with an interest and shall be irrevocable, for purposes of reletting the Premises pursuant to the immediately preceding sentence. In the event that Landlord shall elect to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:

               (a) First, to reimburse Landlord for the costs and expenses of such reletting (including, without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord shall maintain and operate the Premises, the costs thereof) and necessary or reasonable alterations.

               (b) Second, to the payment of any indebtedness of Tenant to Landlord other than Fixed Rent, Additional Rent and other sums due and unpaid hereunder.

               (c) Third, to the payment of Fixed Rent, Additional Rent and other sums due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.

Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within five (5) days of Tenant's receipt of written notice thereof, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under

California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of law.

          Section 19.4 (a) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord's right to exercise any other right or remedy including, without limitation, any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of law.

               (b) If, after Tenant's abandonment of the Premises, Tenant leaves behind any items of personal property, then Landlord shall store such property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant's payment of such charges, together with moving and other costs relating thereto and all other sums due and owing under this Lease. If Tenant does not reclaim such property within the period permitted by law, Landlord may sell such property in accordance with law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such property.

               (c) To the extent permitted by law, Tenant hereby waives all provisions of, and protections under, any decisions, statutes, rules, regulations and other laws of the State of California to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

          Section 19.5  Default Interest; Other Rights of Landlord.  Any Rent or
                        ------------------------------------------
damages payable under this Lease and not paid when due shall bear interest at the Interest Rate from the due date until paid, and the interest shall be deemed Additional Rent. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) an Event of Default by Tenant is continuing hereunder.

                                  ARTICLE 20

                  LANDLORD'S RIGHT TO CURE; FEES AND EXPENSES

          If Tenant defaults in the performance of its obligations under this Lease, Landlord, without thereby waiving such default, may perform such obligation for the account and at the expense of Tenant: (a) immediately or at any time thereafter, and without notice, in the case of emergency creating a risk of imminent harm to persons or property or in the case the default (i) will result in a material violation of any Requirement, or (ii) will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if an Event of Default exists and Landlord gives notice of Landlord's intention so to perform the defaulted obligation. As soon as reasonably possible following Landlord's commencement of any action pursuant to clause (a) above, Landlord shall advise Tenant in writing of the initiation by Landlord of any such actions. All costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease (including the Rules and Regulations) are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord in accordance with the terms of the bills rendered by Landlord to Tenant.

                                  ARTICLE 21

              NO REPRESENTATIONS BY LANDLORD; LANDLORD'S APPROVAL

          Section 21.1  No Representations.  Except as expressly set forth
                        ------------------
herein, Landlord and Landlord's agents have made no warranties, representations, statements or promises with respect to the Building, the Real Property or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. This Lease contains the entire agreement between the parties and all understandings and agreements previously made between Landlord and Tenant are merged in this Lease, which alone fully and completely expresses their agreement. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

          Section 21.2  Written Approval.  All references in this Lease to the
                        ----------------
consent or approval or Landlord mean the written consent or approval of Landlord, duly executed by Landlord.

          Section 21.3  No Money Damages.  Wherever in this Lease Landlord's
                        ----------------
consent or approval is required, Landlord hereby acknowledges its duty to act in each such case consistent with a covenant of good faith and fair dealing (but Landlord shall not otherwise be subject to a "reasonableness" standard where Landlord has reserved its right to act in its sole discretion). If Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant's claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. Notwithstanding the foregoing, Tenant's waiver set forth in the second sentence of this Section 21.3 shall not apply to any final non-appealable judgment that Tenant obtains from a court of competent jurisdiction that Landlord acted in bad faith in making its determination to withhold its consent or approval.

          Section 21.4  Vibrations.  Tenant recognizes and acknowledges that the
                        ----------
operation of the Building equipment may cause minimal amounts of vibration or noise which may be transmitted throughout the Premises. Beyond using its commercially reasonable efforts to reasonably minimize any such vibration or noise, Landlord shall have no obligation to reduce such vibration or noise beyond that which is customary in comparable first-class office buildings of similar age and construction.

          Section 21.5  Light and Air.  Tenant covenants and agrees that no
                        -------------
diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations.

                                  ARTICLE 22

                                  END OF TERM

          Section 22.1  Expiration.  Upon the expiration or other termination of
                        ----------
this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear, repairs and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant's Property and Tenant's Alterations as may be required pursuant to Article 5 of this Lease. The foregoing obligation shall survive the expiration or sooner termination of the Term.

          Section 22.2  Holdover Rent.  Landlord and Tenant recognize that the
                        -------------
damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of the Term, in addition to all Additional Rent, (i) for the first month, a sum equal to one hundred twenty-five percent (125%) of the Fixed Rent payable under this Lease for the last full calendar month of the Term ("Final Fixed Rent"), for the next two (2) months of any such holdover, one hundred fifty percent (150%) of such Final Fixed Rent and, thereafter, two hundred percent (200%) of such Final Fixed Rent, (b) be liable to Landlord for
(i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a "New Tenant") in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c) indemnify Landlord against all claims for damages by any New Tenant. All such holdover rent shall be determined based upon the number of calendar days during any month such holdover occurs and the actual number of calendar days in any such month in which Tenant's holding-over continues. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 22. All of Tenant's obligations under this Article shall survive the expiration or earlier termination of the Term of this Lease.

                                  ARTICLE 23

                                QUIET ENJOYMENT

          Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages.

                                  ARTICLE 24

                            NO SURRENDER; NO WAIVER

          Section 24.1  No Surrender or Release.  No act or thing done by
                        -----------------------
Landlord or Landlord's agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord, and any such waiver shall be effective only for the specific purpose and in the specific instance in which given. If Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive Tenant's keys to the Premises for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

          Section 24.2  No Waiver.  The failure of either party to seek redress
                        ---------
for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Fixed Rent or Additional Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or

Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or Additional Rent or pursue any other remedy provided in this Lease. The existence of a right of renewal or extension of this Lease, or the exercise of such right, shall not limit Landlord's right to terminate this Lease in accordance with the terms hereof, or create any option for further extension or renewal of this Lease.

                                  ARTICLE 25

                            WAIVER OF TRIAL BY JURY

          THE PARTIES HEREBY AGREE THAT THIS LEASE CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631 AND EACH PARTY DOES HEREBY CONSTITUTE AND APPOINT THE OTHER PARTY ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, AND EACH PARTY DOES HEREBY AUTHORIZE AND EMPOWER THE OTHER PARTY, IN THE NAME, PLACE AND STEAD OF SUCH PARTY, TO FILE THIS LEASE WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

          LANDLORD'S INITIALS: _____      TENANT'S INITIALS: _____

          If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant. This Article 25 shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE 26

                             INABILITY TO PERFORM

          This Lease and the obligations of the parties hereunder (including the obligation of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder) shall not be affected, impaired or excused by any Unavoidable Delays except as otherwise expressly set forth herein. Each party shall use reasonable efforts to promptly notify the other of any Unavoidable Delay which prevents such party from fulfilling any of its obligations under this Lease. Notwithstanding the foregoing, no Unavoidable Delay shall excuse the timely performance of any obligation under this Lease which is to be performed or discharged by the payment of money.

                                  ARTICLE 27

                                    NOTICES

          Except as otherwise expressly provided in this Lease, consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed as follows:

               if to Tenant, (a) at Tenant's address set forth on the first page of this Lease, Attn: Sr. Director, Operations and Attention: General Counsel, if mailed prior to Tenant's taking possession of the Premises, or (b) at the Building, Attn: Sr. Director, Operations and Attention: General Counsel, if mailed subsequent to Tenant's taking possession of the Premises, or if to Landlord, at Landlord's address set forth on the first page of this Lease, Attn: Chief Financial Officer, and with copies to (v) Tishman Speyer Properties L.P., 444 Castro Street, Suite 520, Mountain View, CA 94041,
Attn: Property Manager -CO (w) Tishman Speyer Properties L.P., 520 Madison Avenue, New York, New York 10022, Attn: General Counsel, (x) Tishman Speyer Properties L.P., 520 Madison Avenue, New York, New York 10022, Attn: Head of Management Department and (y) any Mortgagee or Lessor which shall have requested copies of notices, by notice given to Tenant in accordance with the provisions of this Article 27 at the address designated by such Mortgagee or Lessor;

or to such other address(es) as either Landlord or Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 27. Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery or refusal to accept delivery or three (3) Business Days after it shall have been mailed as provided in this Article 27, whichever is earlier.

                                  ARTICLE 28

                             RULES AND REGULATIONS

          Tenant and Tenant's contractors, employees, agents, visitors and licensees shall observe and comply with the Rules and Regulations, as reasonably supplemented or reasonably amended from time to time, provided, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as so supplemented or so amended from time to time, the provisions of this Lease shall control. Landlord reserves the right, from time to time, so to adopt additional Rules and Regulations and so to amend the Rules and Regulations then in effect.

                                  ARTICLE 29

                                    BROKER

          Section 29.1  Broker Representations.  Landlord has retained
                        ----------------------
Landlord's Broker as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord's Broker. Landlord agrees to pay a commission to Tenant's Broker pursuant to a separate agreement. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than Landlord's Agent, Landlord's Broker and Tenant's Broker and that to the best of its knowledge and belief, no other broker, finder or like entity procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. The execution and delivery of this Lease by each party shall be conclusive evidence that each party has relied upon the foregoing representations and warranties.

          Section 29.2  Indemnity.  Each of Landlord and Tenant shall indemnify,
                        ---------
defend, protect and hold the other party harmless from and against any and all costs expenses, claims and liabilities (including reasonable attorneys' fees and disbursements) which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord's Agent, Landlord's Broker and Tenant's Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false. Landlord shall indemnify, defend, protect and hold Tenant harmless from any claim of or liability to Landlord's Agent or Landlord's Broker respecting any fee or commission relating to this Lease. The provisions of this Article 29 shall survive the expiration or earlier termination of the Term of this Lease.

                                  ARTICLE 30

                                   INDEMNITY

          Section 30.1  (a)  Tenant's Indemnity.  Tenant shall not do or permit
                             ------------------
to be done any act or thing upon the Premises or the Building which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses (as defined in subsection (c) hereof), resulting from any claims (i) against Indemnitees to the extent arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors and (ii) against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during or (if Tenant shall continue to use and occupy the Premises), after the expiration of the Term, in the Premises, except to the extent that any such accident, injury or damage results from the active negligence or willful misconduct of Landlord or its contractors, agents or employees.

               (b)  Landlord's Indemnity.  Landlord shall indemnify, defend and
                    --------------------
hold harmless Tenant from and against all claims against Tenant arising from any accident, injury or damage whatsoever caused to any person or the property of any person in or about the common or public areas of the Building (specifically excluding the Premises), except to the extent caused by the act, omission or negligence of Tenant or its contractors, licensees, agents, servants, employees, invitees or visitors.

               (c)  Indemnity Inclusions.  For purposes of this Article 30, the
                    --------------------
term "Losses" means any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises or the Building or the appurtenances of any of the foregoing to which a particular indemnity and hold harmless agreement applies.

          Section 30.2  Defense and Settlement.  If any claim, action or
                        ----------------------
proceeding is made or brought against any Indemnitee, then upon demand by an Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee's name (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld. Attorneys for Tenant's insurer shall hereby be deemed approved for purposes of this Section 30.2. Notwithstanding anything herein contained to the contrary, Tenant may direct the Indemnitee to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Indemnitee other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require the Indemnitee to admit any liability, and (d) the Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding. The provisions of this Article 30 shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE 31

                                 MISCELLANEOUS

          Section 31.1  Delivery.  This Lease shall not be binding upon Landlord
                        --------
or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

          Section 31.2  Transfer of Real Property.  Landlord's obligations under
                        -------------------------
this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively a "Transfer") by such Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder, and the transferee of Landlord's interest (or that of such subsequent Landlord) in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease.

          Section 31.3  Limitation on Liability.  The liability of Landlord for
                        -----------------------
Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property or any interest of Landlord in any insurance claims, condemnation awards, sales proceeds or rents, all as attributable to Landlord's interest in the Real Property, and Tenant shall not look to any other property or assets of Landlord or the property or assets of any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord (collectively, the "Parties") in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord's obligations under this Lease.

          Section 31.4  Rent.  Notwithstanding anything to the contrary
                        ----
contained in this Lease, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant's Tax Payment, Tenant's Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

          Section 31.5  Entire Document. This Lease (including any Schedules and
                        ---------------
Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control. All Article and Section references set forth herein shall, unless the context otherwise requires, be deemed references to the Articles and Sections of this Lease.

          Section 31.6  Governing Law.  This Lease shall be governed in all
                        -------------
respects by the laws of the State of California.

          Section 31.7  Unenforceability.  If any provision of this Lease, or
                        ----------------
its application to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

          Section 31.8  Lease Disputes.  (a)  Except as expressly provided to
                        --------------
the contrary in this Lease, Landlord and Tenant agree that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of California or the United States District Court for the Northern District of California and for that purpose each of Landlord and Tenant hereby expressly and irrevocably submits itself to the jurisdiction of such courts. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

               (b) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

          Section 31.9   Landlord's Agent.  Unless Landlord shall render written
                         ----------------
notice to Tenant to the contrary, Tishman Speyer Properties, L.P. is authorized to act as Landlord's agent in connection with the performance of this Lease, and Tenant shall direct all correspondence and requests to, and shall be entitled to rely upon correspondence received from, Tishman Speyer Properties, L.P., as agent for the Landlord in accordance with Article 27. Tenant acknowledges that Tishman Speyer Properties, L.P. is acting solely as agent for Landlord in connection with the foregoing; and neither Tishman Speyer Properties, L.P. nor any of its direct or indirect partners, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Real Property.

          Section 31.10  Estoppel.  Within fifteen (15) days following request
                         --------
from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a written statement executed and acknowledged by Tenant, in form satisfactory to Landlord, (a) stating the Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent then payable, (c) stating whether or not, to the best of Tenant's knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the Security Deposit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of Tenant to which all notices and communication under the Lease shall be sent, and (g) responding to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 31.10 may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any portion of Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof.

          Section 31.11  Certain Interpretational Rules.  For purposes of this
                         ------------------------------
Lease, whenever the words "include", "includes", or "including" are used, they shall be deemed to be followed by the words "without limitation" and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

          Section 31.12  Captions.  The captions in this Lease are inserted only
                         --------
as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

          Section 31.13  Parties Bound.  The terms, covenants, conditions and
                         -------------
agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.

          Section 31.14  Memorandum of Lease.  This Lease shall not be recorded;
                         -------------------
however, at Landlord's request, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording and Landlord may record the Memorandum.

          Section 31.15  Counterparts.  This Lease may be executed in two or
                         ------------
more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

          Section 31.16  Covenants, Conditions and Restrictions.  Landlord and
                         --------------------------------------
Tenant agree that the terms of this Lease, Landlord's and Tenant's rights and obligations under this Lease, and Tenant's use of the Premises, shall be subject and subordinate to the terms of that certain Declaration of Covenants, Conditions and Restrictions and Grant of Easements for Cupertino City Center, dated October 2, 1985, which was recorded in the official records of Santa Clara County, California, on October 9, 1985, as Instrument No. 8554457 (as amended from time to time, the "CC&Rs"). Tenant acknowledges and agrees that Tenant shall comply with the provisions of the CC&Rs with respect to the Premises, which provisions are incorporated herein by this reference.

          Section 31.17  Rooftop Communications Equipment.  During the Term of
                         --------------------------------
this Lease (and any renewals or extensions thereof), Tenant shall have the right, without payment of any fee or charge therefor, to install and operate microwave transmitter-receivers or satellite dishes (each, a "Satellite Dish") of a weight, height and width reasonably acceptable to Landlord and as reasonably necessary for Tenant's use of the Premises. Landlord shall not withhold its consent to the installation of a Satellite Dish reasonably comparable to those installed on buildings in Cupertino, California that are comparable to the Building. Tenant's rights pursuant to this Section 31.17 are subject to the following:

               (a) The precise location of any Satellite Dish shall be as approved by Landlord in its reasonable discretion within ten (10) days following receipt of Tenant's request to install such Satellite Dish on the roof of the Building.

               (b) Tenant shall pay any federal, state and local taxes applicable to the installation and use of any Satellite Dish and Tenant shall procure, maintain and pay for and obtain all fees, permits and governmental agency licenses necessary in connection with the installation, maintenance and operation of such Satellite Dish; provided, however, that Landlord shall reasonably cooperate with the efforts of Tenant in connection with any governmental application or filing required thereby.

               (c) Tenant shall be permitted, at its expense, but without separate charge other than any charges permitted to be imposed by Landlord under
Article 5 hereof, to install, modify, alter, repair, maintain, operate and replace in one (1) existing chaseway of the Building in an area in the core of the Building one (1) non-dedicated conduit for its cabling use (and the use of the cables contained therein connecting to the Building's roof for operation of Tenant's

Satellite Dish(es)). All installations required in connection with any Satellite Dish shall be made by means of conduits, wires or cables that will pass through existing openings in the walls or roof decks of the Building, and all cables and wires located on the roof of the Building used in connection with any Satellite Dish shall be covered by rust-proof conduits and attachments. In no event shall any of Tenant's installations be made through the roof surface or membrane of the Building without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. The installation of any Satellite Dish shall be subject to Landlord's review and approval and shall conform to the engineering standards commonly used for installing similar microwave and satellite dishes on comparable buildings.

               (d) Tenant, at its sole cost and expense, shall comply with all present and future laws, the CC&Rs and with any reasonable requirements of any applicable fire rating bureau relating to the maintenance, use, installation and operation of any Satellite Dish. Tenant shall install, maintain and operate all of its equipment used in connection with any Satellite Dish in conformity with all laws and all regulations of all government agencies having jurisdiction over the installation, use and operation of such Satellite Dish, including, without limitation, the Federal Aviation Administration and the Federal Communications Commission; provided, however, that if compliance with such laws or regulations would require a change in the size, configuration or location of any Satellite Dish, such changes shall be subject to Landlord's prior written consent in accordance with subsection (a) above.

               (e) Prior to the expiration or earlier termination of the Term of this Lease, Tenant shall remove any and all Satellite Dishes and all wires and cables used in connection with such Satellite Dish(es), and shall restore and repair all damage to the Building occasioned by the installation, maintenance or removal of such Satellite Dish(es). If Tenant fails to timely complete such removal, restoration and repair, all sums incurred by Landlord to complete such work shall be paid by Tenant to Landlord upon demand.

               (f) Landlord makes no representations or warranties whatsoever with respect to the fitness or suitability of the Building for the installation, maintenance and operation of any Satellite Dish, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from any Satellite Dish and the presence of any interference with such signals, whether emanating from the Building or otherwise.

               (g) Tenant must contact the manager of the Building prior to the date Tenant proposes to install any Satellite Dish on the roof of the Building in order to make arrangements for the movement of any materials needed in connection with the installation of such Satellite Dish.

               (h) Tenant shall provide adequate maintenance personnel in order to ensure the safe operation of any Satellite Dish. In addition, Tenant shall install, maintain and operate all of its equipment used in connection with any Satellite Dish in a fashion and manner so as not to interfere with the use and operation of any: (i) other television or radio equipment in the Building; (ii) present or future electronic control system for any of the Building Systems or the operation of the elevators in the Building; (iii) other transmitting, receiving or master television, telecommunications or microwave antenna equipment currently located on the roof of the Building; or (iv) any radio communication system now used by Landlord. In addition,

Tenant shall use its commercially reasonable efforts to ensure that Tenant will not interfere with any equipment installed by Landlord in the future. Landlord shall use its commercially reasonable efforts to ensure that Tenant's equipment will not be unreasonably interfered with.

          Section 31.18  Public Artwork.  Notwithstanding any provision of this
                         --------------
Lease to the contrary, Landlord hereby covenants and agrees to install on the Real Property, at Landlord's sole cost and expense, certain public artwork required by the City of Cupertino, or other applicable Governmental Authorities, in connection with the approval of the initial development of the Real Property. Tenant acknowledges and agrees that the aesthetic attributes of such public artwork shall be determined solely by Landlord, subject to any requirements imposed by the City of Cupertino or other applicable Governmental Authorities.

          Section 31.19  Limitation on Damages.  Except as otherwise provided in
                         ---------------------
Section 1951.2 of the California Civil Code and in Section 22.2 of this Lease and notwithstanding any provision of this Lease other than such Section 22.2 to the contrary, in no event shall Landlord or Tenant be liable or responsible for any indirect, consequential, punitive or exemplary damages.

          Section 31.20  Expedited Arbitration.  In connection with any dispute
                         ---------------------
between Landlord and Tenant pursuant to Section 15.14 hereof, Landlord and Tenant agree that: (a) upon the request of Tenant, the dispute shall be submitted to the AAA for disposition pursuant to the "Expedited Procedures of the Association" of the AAA; (b) the decision of the AAA shall be final and all actions necessary to implement the decision of the AAA shall be undertaken as soon as possible, but in no event later than ten (10) Business Days after the rendering of such decision; (c) all fees payable to the AAA for services rendered in connection with the resolution of the dispute shall be paid by the party suffering the adverse decision of the AAA. For purposes of this Section 31.24, the phrase "Expedited Procedures of the Association" shall mean those procedures set forth in paragraphs 53 through 57 of that certain booklet published by the Association and titled "Commercial Arbitration Rules," as amended and effective on November 1, 1993.

                                  ARTICLE 32

                        TAX STATUS OF BENEFICIAL OWNERS

          Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Code or as entities described in Section 511(a)(2) of the Code, and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute "rents from real property" (in the case of real estate investment trusts) or that constitutes "unrelated business taxable income" (in the case of entities described in Section 511(a)(2) of the Code), and (c) the imposition of penalty or similar taxes (each an "Adverse Event") is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Article 32 shall be structured so that the economic results to Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord's other rights under this Article 32, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment.

                                  ARTICLE 33

                               SECURITY DEPOSIT

          Section 33.1  Security Deposit.  Tenant shall deposit the Security
                        ----------------
Deposit with Landlord upon the execution of this Lease in cash as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided.

          Section 33.2  Letter of Credit.  In lieu of a cash deposit, Tenant may
                        ----------------
deliver the Security Deposit to Landlord in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the "Letter of Credit") issued by and drawable upon (i) Bank of Boston or (ii) any commercial bank, trust company, national banking association or savings and loan association with offices for banking purposes in San Francisco, California, satisfactory to Landlord (the "Issuing Bank"), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Rating Service, and has combined capital, surplus and undivided profits of not less than Five Hundred Million Dollars ($500,000,000.00). Such Letter of Credit shall (a) name Landlord as beneficiary,
(b) be in the amount of the Security Deposit, (c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (f) otherwise be in form and content satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than forty-five
(45) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article 33 until Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Section 33.2. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in San Francisco, California, or with respect to the Bank of Boston, any of its offices in the States of California or New York.

The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

     SECTION 33.3  Application of Security. If (a) an Event of Default by Tenant
                   -----------------------
occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, and which includes any payment default following Tenant's bankruptcy as to which no notice or cure is required, or (b) Landlord receives a Non-Renewal Notice and Tenant does not provide a substitute Letter of Credit satisfying the requirements of Section
33.2 within ten (10) Business Days following the date of such Non-Renewal Notice, Landlord may apply or retain the whole or any part of the cash Security Deposit or may notify the Issuing Bank and thereupon receive all or such portion of the Security Deposit represented by the Letter of Credit as is then, and so long as such Event of Default is continuing, thereafter needed for the uses hereinbelow authorized, and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Fixed Rent or any other sum as to which Tenant is in default including (a) any sum which Landlord may expend or may be required to expend by reason of Tenant's default, and/or (b) any damages or Deficiency to which Landlord is entitled pursuant to this Lease or applicable Requirements, whether such damages or Deficiency accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit (or so much thereof as remains after Landlord has been adequately compensated for damages due to Tenant's failure to comply fully with the terms, covenants and conditions of this Lease) shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant's obligations to pay Rent hereunder.

     SECTION 33.4  Transfer. (A) Upon a sale of the Real Property or the
                   --------
Building or a leasing of the Building, or any financing of Landlord's interest therein, Landlord shall have the right to transfer the cash Security Deposit or the Letter of Credit, as applicable, to the vendee, lessee or lender. With respect to the Letter of Credit, within five (5) days after notice of such sale, leasing or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the cash Security Deposit or Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

     SECTION 33.5  Reduction in Security Deposit Amount.
                   ------------------------------------

          (A)  Definitions. For purposes of this Section 33.5, the following
               -----------
terms shall have the meanings set forth below:

               (i) "Audited Financial Statements" means unqualified (except for a qualification for a change in accounting principles with which the opining CPA concurs) audited financial statements of Tenant as of the end of, and for the, applicable Measurement Year, certified by any of the "Big Five" firms of independent certified public accountants or any other firm of independent certified public accountants of recognized standing selected by Tenant but acceptable to Landlord ("CPA").

               (ii) "Cash Flow From Operations" means, with respect to any Measurement Year, cash flow from operating activities as set forth in the Tenant Financial Report and determined in accordance with GAAP, including, without limitation, the requirements of Financial Accounting Standards Board Statement No. 95, as amended, but adjusted to exclude any such cash flows arising from extraordinary or non-recurring items.

               (iii) "Financial Milestones" means that (A) as of the applicable Measurement Date, Tenant has Working Capital of at least Thirty Million Dollars ($30,000,000.00) and (B) during the applicable Measurement Year, Tenant has achieved (1) Net Sales of at least One Hundred Million Dollars ($100,000,000.00) and (2) Cash Flow From Operations that is greater than Zero (0).

               (iv) "GAAP" means generally accepted accounting principles, consistently applied.

               (v) "Measurement Date" means the last day of the applicable Measurement Year.

               (vi) "Measurement Year" means Tenant's most recent four-(4-) quarter fiscal period ending prior to the applicable Reduction Date.

               (vii) "Milestones" means the Financial Milestones and the Secondary Milestones, collectively.

               (viii) "Net Sales" means, with respect to any Measurement Year, aggregate gross revenues from the sale of Tenant's products or merchandise or the provision of services by Tenant in connection with Tenant's business, but deducting or excluding therefrom, as applicable: (A) appropriate allowances for
(1) merchandise returns by customers, (2) uncollectible accounts receivable and
(3) anticipated direct or indirect refunds, rebates, discounts or other credits or sales price reductions to customers; (B) interest, service, finance or sales carrying charges paid by customers for extension of credit on sales where not included in the merchandise sales price; and (C) revenues from sales, not in the ordinary course of Tenant's business, of fixtures, machinery or equipment; all as determined in accordance with GAAP.

               (ix) "Reduction Date" means the first (1st) anniversary of the Commencement Date and each anniversary of the Commencement Date thereafter.

               (x) "Reduction Increment" means an amount equal to the lesser of (a) fifteen percent (15.00%) of the initial amount of the Security Deposit or
(b) the excess of the then amount of the Security Deposit over the Reduction Limit.

               (xi) "Reduction Limit" means One Million One Hundred Thousand Dollars ($1,100,000.00).

               (xii) "Secondary Milestones" means that (A) as of the applicable Measurement Date, Tenant has Working Capital of at least Fifty Million Dollars ($50,000,000.00) and (B) during the applicable Measurement Year, Tenant has achieved (1) Net Sales of at least Two Hundred Fifty Million Dollars ($250,000,000.00) and (2) Cash Flow From Operations of at least Thirty Million Dollars ($30,000,000.00).

               (xiii) "Secondary Reduction Increment" means an amount equal to the lesser of (a) twenty-five percent (25.00%) of the initial amount of the Security Deposit or (b) the excess of the then amount of the Security Deposit over the Reduction Limit.

               (xiv) "Tenant Financial Report" means a report package consisting of: (A) a certificate of Tenant setting forth each component of the applicable Milestones and, with respect to any such component that is not set forth on the face of the Audited Financial Statements, a supporting schedule showing, in reasonable detail, the calculation thereof, certified by the principal financial officer of Tenant as fairly presenting the amounts of all components of the applicable Milestones in accordance with this Article 33, together with copies of (B) the applicable Audited Financial Statements.

               (xv) "Working Capital" means the excess of current assets over current liabilities of Tenant, as such terms are defined by, and determined in accordance with, GAAP.

          (B) Reduction Procedure. Following each Reduction Date, Tenant shall deliver to Landlord a Tenant Financial Report and, provided that Tenant has satisfied each of the applicable Financial Milestones or, as the case may be, each of the Secondary Milestones, as of the Measurement Date and with respect to the Measurement Year and, provided further that both (A) no Event of Default has occurred and is continuing as of the date that is ten (10) Business Days following the date upon which Landlord receives such Tenant Financial Report ("Release Date") and (B) no Event of Default described in Section 18.1(a) hereof has occurred on three (3) or more occasions during the portion of the Term preceding such Release Date, then, for each such Reduction Date until the amount of the Security Deposit has been reduced to the Reduction Limit, if Tenant has so satisfied the applicable Financial Milestones, the Security Deposit shall be reduced effective as of the Release Date by the Reduction Increment, unless Tenant has so satisfied the applicable Secondary Milestones, in which event the Security Deposit shall be reduced by the Secondary Reduction Increment. Promptly following any such Release Date, Landlord shall provide written notice to Tenant of any such permitted reduction in the amount of the Security Deposit and (i) if Tenant has posted the Security Deposit in cash, Landlord shall deliver a check payable to the order of Tenant in the amount of the Reduction Increment or the Secondary Reduction Increment, as the case may be, together with such notice or
(ii) if Tenant has delivered to Landlord the Security Deposit in the form of a Letter of Credit, then, from and after Tenant's receipt of such Landlord notice, Tenant shall be authorized to deliver a substitute or amended Letter of Credit to Landlord satisfying the requirements set forth in Section 33.2 above and in an amount equal to the Security Deposit as reduced by such Reduction Increment or

Secondary Reduction Increment, as the case may be, and Landlord shall exchange the prior Letter of Credit for the substitute Letter of Credit in cooperation with the Issuing Bank.

                                  ARTICLE 34

                                 RENEWAL TERM

     SECTION 34.1 Renewal Term. Tenant shall have the right to renew the Term
                  ------------
for all of the Premises for one (1) renewal term of five (5) years ("Renewal Term") which shall commence on the day following the expiration of the initial Term and end on the fifth (5th) anniversary of the originally-scheduled Expiration Date, unless the Renewal Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. The Renewal Term shall commence only if
(a) Tenant shall have notified Landlord in writing of Tenant's exercise of such renewal right (the "Exercise Notice") not later than fourteen (14) months prior to the Expiration Date, (b) at the time of the exercise of such right and immediately prior to the Expiration Date, no Event of Default shall have occurred and be continuing hereunder, and (c) Tenant and/or a Related Entity shall be in occupancy of at least sixty-six percent (66%) of the rentable area of the Premises at the time such Exercise Notice is given. Time is of the essence with respect to the giving of the Exercise Notice of Tenant's exercise of such renewal option. The Renewal Term shall be upon all of the agreements, terms, covenants and conditions hereof binding upon Tenant, except that the Fixed Rent (as defined in Section 1.1) shall be determined as provided in
Section 34.2 and Tenant shall have no further right to renew the Term. Upon the commencement of the Renewal Term, (A) the Renewal Term shall be added to and become part of the Term (but shall not be considered part of the initial Term),
(B) any reference to "this Lease", to the "Term", the "term of this Lease" or any similar expression shall be deemed to include the Renewal Term, and (C) the expiration of the Renewal Term shall become the Expiration Date.

     SECTION 34.2 Renewal Term Rent. If the Term shall be renewed as provided in Section 34.1, the annual Fixed Rent payable during the Renewal Term shall be equal to one hundred percent (100%) of the annual fair market rental value of the Premises (the "Fair Market Value") as of the day immediately following the originally-scheduled Expiration Date. For purposes hereof, the "Fair Market Value" shall mean the rent at which tenants, as of the commencement of the Renewal Term, will be leasing non-sublease space on a "triple-net" basis comparable in size, location and quality to the Premises, for a comparable term, and considering all other factors relevant to the determination of Fair Market Value, which comparable space is located in first-class office buildings comparable to the Building in Cupertino, California. Within thirty (30) days following Landlord's receipt of the Exercise Notice, Landlord shall advise Tenant in writing of Landlord's determination of Fair Market Value (the "Rent Notice"). Within thirty (30) days of Tenant's receipt of Landlord's Rent Notice, Tenant shall advise Landlord in writing whether Tenant accepts Landlord's determination of Fair Market Value, elects to rescind Tenant's exercise of the renewal option or elects to have the determination of Fair Market Value be resolved by arbitration as provided in Section 34.3 hereof. Tenant's failure to so advise Landlord of its election within such thirty-(30-) day period shall constitute Tenant's acceptance of Landlord's determination of Fair Market Value. If Tenant timely elects to rescind its exercise of the renewal option, the Term of this Lease shall end on the Expiration Date. If the Fixed Rent payable during the Renewal Term has not been determined prior to the commencement thereof, Tenant shall pay Fixed Rent in an amount equal to the Fair Market Value for the Premises as determined by Landlord (the "Interim Rent"). Upon final determination of the Fixed Rent for the Renewal Term, Tenant shall commence paying such Fixed Rent as so determined, and within ten (10) days after such determination Tenant shall pay any deficiency in prior payments of Fixed Rent or, if the Fixed Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Fixed Rent in an amount equal to the difference between each installment of Interim Rent and the Fixed Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.

     SECTION 34.3 Arbitration. If Tenant shall dispute Landlord's determination
                  -----------
of Fair Market Value pursuant to Section 34.2, Tenant shall give notice to Landlord of such dispute within ten (10) days of Tenant's receipt of Landlord's determination, and such dispute shall be determined by a single arbitrator appointed in accordance with the American Arbitration Association Real Estate Valuation Arbitration Proceeding Rules. The arbitrator shall be impartial and shall have not less than ten (10) years' experience in the County of Santa Clara in a calling related to the leasing of commercial office space in office buildings comparable to the Building, and the fees of the arbitrator shall be shared equally by Landlord and Tenant. Within fifteen (15) days following the appointment of the arbitrator, Landlord and Tenant shall attend a hearing before the arbitrator at which each party shall submit a report setting forth its determination of the Fair Market Value of the Premises for the Renewal Term, together with such information on comparable rentals and such other evidence as such party shall deem relevant. The arbitrator shall, within thirty (30) days following such hearing and submission of evidence, render his or her decision by selecting the determination of Fair Market Value submitted by either Landlord or Tenant which, in the judgment of the arbitrator, most nearly reflects the Fair Market Value of the Premises for the Renewal Term. The arbitrator shall have no power or authority to select any Fair Market Value other than a Fair Market Value submitted by Landlord or Tenant, and the decision of the arbitrator shall be final and binding upon Landlord and Tenant.

                                  ARTICLE 35

                                    SIGNAGE

     SECTION 35.1 Exterior Signage. Subject to the provisions of this Article
                  ----------------
35, Tenant shall have the right, in accordance with this Article 35, and subject to (i) Landlord's prior review and approval, which shall not be unreasonably withheld, conditioned or delayed, (ii) the receipt by Tenant of all necessary governmental approvals therefor and (ii) the compliance of any such signage with all Requirements and the CC&Rs to construct, install, maintain, repair and replace signs and other identifying materials containing the Tenant Name (as hereinafter defined) in, on or about the Premises.

          (A)  Monument Signage.
               ----------------

                    (i) Subject to the provisions of this Section 35.1(a), Tenant shall have the right to have a monument sign exclusively bearing the Tenant Name at a prominent location on the Real Property to be selected by Tenant and approved by Landlord (the

"Monument Sign"), or if such location shall not be permitted by Governmental Authorities having jurisdiction, at another location proximate thereto mutually and reasonably acceptable to the parties.

                    (ii) The Monument Sign (A) shall be consistent with the quality and appearance of the Building, (B) shall be subject to receipt by Tenant of all governmental permits and approvals required therefor and (C) if desired to be illuminated by Tenant, shall be illuminated with such lighting and at such times as shall be reasonably approved in advance by Landlord and Tenant. Notwithstanding the foregoing, in the event Tenant is unable to obtain any such approval or permit after exercise of its commercially reasonable efforts, Tenant may, at Tenant's sole cost and expense, require that (X) the parties make such reasonable changes and/or modifications to the location and/or any other characteristic of the Monument Sign which may have adversely affected Tenant's ability to obtain such approval or permit, and (Y) notwithstanding any such disapproval, Tenant may exercise any rights of appeal or rehearing available, resubmit Tenant's application therefor with the changes or modifications described in clause (X) above and/or at reasonable intervals after any prior disapproval, resubmit its application for such permit or approval (with or without changes).

                    (iii) For purposes of this Article 35, "Tenant Name" means Portal Software and any other legal name or trade name by which Tenant or its products may be known. As part of the Tenant Name, Tenant may include any logo commonly associated with Tenant or its products.

                    (iv) The Monument Sign may be designed to include up to four
(4) identification bands. Tenant may assign its rights to the Monument Sign to any permitted assignee of this Lease or transfer a right to use one or more of such identification bands to any subtenant in occupancy of at least one (1) entire floor of the Building, in either case subject to Landlord's approval, not to be unreasonably withheld, of any Tenant Name to be placed on such Monument Sign other than as defined in Section 35.1(a)(iii). Tenant may not design and install a Monument Sign containing more than such four (4) identification bands without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion.

               (B)  Additional Wall Signage.
                    -----------------------

          Subject to the provisions of this Article 35, including, without limitation, the receipt of all approvals therefor from Governmental Authorities, Tenant shall have the right to construct one (1) additional sign (the "Eyebrow Sign"), in which case Tenant shall bear all costs and expenses relating to the design, construction, permitting, maintenance and repair of such Eyebrow Sign. The Eyebrow Sign shall be located on the exterior walls of the Building at the top of the Building and a location reasonably acceptable to the parties. Landlord agrees to exercise commercially-reasonable efforts in support of Tenant's efforts to obtain required approvals from Governmental Authorities for such Eyebrow Sign, so long as such Landlord efforts result in no cost or expense to Landlord. Tenant hereby acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty concerning the obtaining of approvals from Governmental Authorities concerning any such Eyebrow Sign.

     SECTION 35.2   Miscellaneous.
                    -------------

               (a) The size and quantity of all of Tenant's identifying language shall be consistent with the tenant identity signage programs of first class office buildings in Cupertino, California comparable to the Building, shall be in keeping with the overall character of the Building's architecture and construction materials, and shall be otherwise subject to Landlord's prior review and approval in accordance with Section 35.1.

               (b) Tenant shall be solely responsible for all costs and expenses relating to the design, permitting (including receipt of all necessary electrical, building and other permits and/or approvals), fabrication, installation, operation and all on-going maintenance and repair of any and all signage installed by Tenant in accordance with the terms and provisions of this
Article 35, together with all electrical equipment related thereto.

     SECTION 35.3  Restoration of the Building. At the expiration or earlier
                   ---------------------------
termination of the Term of this Lease, Tenant shall, at its sole cost and expense, remove any displays of the Tenant Name or other insignia, and restore the areas of the Building where such identifying materials were located.



                  [BALANCE OF THIS PAGE INTENTIONALLY BLANK]

     SECTION 35.4   Modifications to Existing Drive-Way. Landlord acknowledges
                    -----------------------------------
that Tenant has advised Landlord of Tenant's desire to explore the potential of creating a circular drive way in front of the Building (the "Proposed Drive Way") and the creation of a limited number of at-grade visitor parking spaces in front of the Building (the "Visitor Spaces"). Provided that Tenant engages, at its sole cost and expense, the architectural services of Hellmuth, Obata & Kassabaum, Inc. ("HOK") and subject to the receipt of all necessary approvals from the City of Cupertino and from the owner's association pursuant to the CC&Rs, Landlord shall not unreasonably withhold its consent (and shall reasonably cooperate with Tenant in prosecuting any necessary consents) to the installation by Tenant, at its sole cost and expense, of up to three (3) such Visitor Spaces. In addition, Landlord shall consider any proposal received from Tenant (and prepared by HOK) to install the Proposed Drive Way; provided that Landlord's consent with respect thereto may be given or withheld in the exercise of Landlord's sole and absolute discretion.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


LANDLORD:                                TENANT:
---------                                -------

TST CUPERTINO, L.L.C., a Delaware        PORTAL SOFTWARE, INC.,
limited liability company                a Delaware corporation


By:    /s/ ANDREW J. NATHAN              By:    /s/ JACK L. ACOSTA
   --------------------------------           ------------------------------
Name:    Andrew J. Nathan                Name: Jack L. Acosta
     ------------------------------
Its:    Vice President                   Its:  Vice President and Chief
    -------------------------------
                                               Financial Officer


                                        By:    /s/ MITCHELL GAYNOR
                                              ------------------------------
                                        Name: Mitchell Gaynor
                                        Its:  General Counsel and Secretary

                                   EXHIBIT A

                                  FLOOR PLANS

     [SEE ATTACHED COPIES OF THE FLOOR PLANS FOR EACH OF THE FIRST (1ST )
        THROUGH FOURTH (4TH) FLOORS, INCLUSIVE, OF THE BUILDING WHICH
           COMPRISE, RESPECTIVELY, EXHIBIT A-1 THROUGH EXHIBIT A-4]

                                   EXHIBIT B

                                  DEFINITIONS



          Base Rate:  The annual rate of interest publicly announced from time
          ---------
to time by Citibank, N.A., or its successor, in New York, New York as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

          Building System:  The mechanical, electrical, plumbing, sanitary,
          ---------------
sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of localized distribution to the Premises (excluding, however, supplemental HVAC systems of tenants (including Tenant), sprinklers and the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life-safety and other service systems are distributed from the base Building risers, feeders, panelboards, etc. for provision of such services to the Premises).

          Business Days:  All days, excluding Saturdays, Sundays and all days
          -------------
observed by either the State in which the Building is located, the Federal Government or the labor unions servicing the Building as legal holidays.

          Code:  The Internal Revenue Code of 1986, as amended, and the
          ----
regulations promulgated thereunder.

          Cost Per Kilowatt Hour:  (a) The total cost for electricity incurred
          ----------------------
by Landlord to service the Building during a particular billing period (including energy charges, demand charges, surcharges, time-of-day charges, fuel adjustment charges, rate adjustment charges, taxes, rebates and any other factors used by the public utility company in computing its charges to Landlord), divided by (b) the total kilowatt hours purchased by Landlord to provide electricity to the Building during such period.

          Deficiency:  The difference between (a) the Fixed Rent and Additional
          ----------
Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of the Lease for any part of such period (after first deducting from such rents all expenses incurred by Landlord in connection with the termination of this Lease, Landlord's re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, attorneys' fees and disbursements, and alteration costs).

          Excluded Expenses:  (a) Taxes; (b) franchise or income taxes imposed
          -----------------
upon Landlord; (c) mortgage amortization and interest; (d) leasing commissions;
(e) the cost of tenant installations and decorations incurred in connection with preparing space for any Building tenant, including workletters and concessions;
(f) ground rent, if any; (g) management
fees exceeding an amount (the "Management Fee") equal to three percent (3%) of the sum of (A) Fixed Rent due under this Lease, (B) the aggregate of all Operating Expenses excluding the Management Fee and (C) Taxes; (h) wages, salaries and benefits paid to any persons above the grade of Building Manager;
(i) legal and accounting fees, judgments and other costs relating to (A) disputes with tenants, prospective tenants or other occupants of the Building,
(B) disputes with purchasers, prospective purchasers, Mortgagees or prospective Mortgagees, Lessors or prospective Lessors of the Building or the Real Property or any part of either, or (C) negotiations of leases, contracts of sale or mortgages; (j) costs of services provided to other tenants of the Building on a "rent-inclusion" basis which are not provided to Tenant on such basis; (k) costs that are reimbursed out of insurance, warranty or condemnation proceeds, or which are reimbursable by Tenant or other tenants other than pursuant to an expense escalation clause; (l) costs in the nature of penalties or fines; (m) costs for services, supplies or repairs paid to any related entity in excess of costs that would be payable in an "arm's length" or unrelated situation; (n) allowances, concessions or other costs and expenses of improving or decorating any demised or demisable space in the Building; (o) consulting, brokerage, appraisal, advertising and promotional fees and expenses in connection with the leasing, financing or sale of the Building; (p) the costs of installing, operating and maintaining a specialty improvement or an improvement other than for general office use, including a cafeteria, lodging or private dining facility, or an athletic, luncheon or recreational club; (q) any costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord's failure to timely pay Operating Expenses or Taxes; (r) costs incurred in connection with the removal, encapsulation or other treatment of any Hazardous Materials other than with respect to any Hazardous Materials introduced into the Premises and/or the Building by Tenant or its employees, agents or contractors, and (s) the cost of capital improvements other than those expressly included in Operating Expenses pursuant to Section 8.1 of this Lease;
(t) costs of correcting defects in, or significant design error relating to, the initial design or construction of the Building; (u) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the operation and management of the Building or Real Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Real Property vis-a-vis time spent on matters unrelated to operating and managing the Real Property; (v) charitable and political contributions or membership fees (w) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (x) costs or expenses arising from the active negligence or willful misconduct of Landlord or Landlord's agents, servants or employees or from the breach by Landlord of any of its obligations under this Lease; (y) except for any amortization or depreciation charges expressly provided for in this Lease as includable in Operating Expenses, depreciation charges or contributions to capital replacement reserves; (z) except for costs and expenses incurred for maintenance and repair of objects of art on or about the Real Property for which Landlord is responsible including, without limitation, such artwork referred to in Section 31.18, costs for any sculptures, paintings, furniture or other objects of art; (aa) charges to reserves for uncollectible accounts; (ab) costs and expenses associated with the operation of the entity that is Landlord including associated accounting and legal fees, costs concerning disputes with Landlord's Agent or Landlord's other agents and employees, and general corporate and administrative expenses (other than travel and related expenses reasonably incurred by persons responsible for the operation, management and repair of the Building who are based outside of the San Francisco Bay Area); (ac) costs incurred to correct any "Year 2000" software problems in any Building Systems; and (ad) the amount of any deductible carried by Landlord under insurance policies respecting the Building which exceed One Hundred Fifty Thousand Dollars ($150,000.00) or, with respect to earthquake insurance, five percent (5%) of the replacement value of the Building.

          Governmental Authority (Authorities):  The United States of America,
          ------------------------------------
the City of Cupertino, County of Santa Clara, or State of California, or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof or the curbs, sidewalks, and areas adjacent thereto.

          Hazardous Materials:  Any substances, materials or wastes currently or
          -------------------
in the future deemed or defined in any Requirement as "hazardous substances," "toxic substances," "contaminants," "pollutants" or words of similar import.

          HVAC Systems:  The Building System designed to provide heating,
          ------------
ventilation and air conditioning.

          Indemnitees:  Landlord, Landlord's Agent, each Mortgagee and Lessor,
          -----------
and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, invitees, servants, agents, or representatives.

          Lessor:  A lessor under a Superior Lease.
          ------

          Mortgage(s):  Any mortgage, trust indenture or other financing
          -----------
document which may now or hereafter affect the Premises, the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

          Mortgagee(s):  Any mortgagee, trustee or other holder of a Mortgage.
          ------------

          Prohibited Use:  Any use or occupancy of the Premises that in
          --------------
Landlord's reasonable judgment would: (a) cause damage to the Building, the Premises or any equipment, facilities or other systems therein; (b) impair the appearance of the Building; (c) interfere with the efficient and economical maintenance, operation and repair of the Premises or the Building or the equipment, facilities or systems thereof; (d) adversely affect any service provided to, and/or the use and occupancy by, any Building tenant or occupants;
(e) violate the certificate of occupancy issued for the Premises or the Building or (f) adversely affect the image of the Building as a first-class office location in Cupertino, California. Prohibited Use also includes the use of any part of the Premises for: (i) a restaurant or bar (other than one (1) full-scale cafeteria for use by Tenant's employees and invitees, provided such cafeteria is not open to the general public and is constructed in accordance with the Workletter Agreement or Article 5 hereof and which Tenant hereby acknowledges shall, in either event, constitute a Specialty Alteration); (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines and/or warming kitchens or break rooms installed for the use of Tenant's employees only), liquor, tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant's own business); (iv) a typing or stenography business; (v) a school or classroom (other than a training facility for

Tenant's customers and invitees); (vi) lodging or sleeping; (vii) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant's offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (viii) a payroll office; (ix) a barber, beauty or manicure shop; (x) an employment agency, executive search firm or similar enterprise; (xi) offices of any Governmental Authority, any foreign government, the United Nations, or any agency or department of the foregoing; (xii) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in the Premises; (xiii) the rendering of medical, dental or other therapeutic or diagnostic services; or (xiv) any illegal purposes or any activity constituting a nuisance.

          Requirements:  All present and future laws, rules, orders, ordinances,
          ------------
regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all Governmental Authorities, including the Americans With Disabilities Act, 42 U.S.C. (S)12,101 (et seq.), and any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same and (iii) all requirements of all insurance bodies affecting the Premises.

          Rules and Regulations:  The rules and regulations annexed to and made
          ---------------------
a part of this Lease as Exhibit G, as they may be modified from time to time by Landlord.

          Specialty Alterations:  Alterations consisting of kitchens, pantries,
          ---------------------
executive bathrooms, raised computer floors, computer installations, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, conveyors, dumbwaiters, and other Alterations of a similar character.

          Substantial Completion:  As to any construction performed by any party
          ----------------------
in the Premises, including any Alterations (but not the Improvements), "Substantial Completion" or "Substantially Completed" means that such work has been completed, as reasonably determined by Landlord's architect, in accordance with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c) all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not materially interfere with Tenant's use of the Premises.

          Superior Lease(s):  Any ground or underlying lease of the Real
          -----------------
Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof.

          Tenant's Property:  Tenant's movable fixtures and movable partitions,
          -----------------
telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Premises or Building.

          Unavoidable Delays:  Any inability to fulfill or delay in fulfilling
          ------------------
any obligations of a party under this Lease expressly or impliedly to be performed by a party (including inability to make or delay in making any repairs, additions, alterations, improvements or decorations or Landlord's inability to supply or delay in supplying any equipment or fixtures), if such party's inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever reasonably beyond such party's control, including laws, governmental preemption in connection with a national emergency, Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, or delays caused by others, mechanical breakdown, acts of God, enemy action, civil commotion, fire or other casualty.

                                   EXHIBIT C

                            CUPERTINO CITY CENTER V

                         PARKING RULES AND REGULATIONS



          1. Tenant shall not store or permit Tenant's Invitees to store any automobiles in the Parking Facility without the prior written consent of Landlord. Except for emergency repairs, neither Tenant nor any Tenant Invitee shall not perform any work on any automobiles while located in the Parking Facility. If it is necessary for Tenant or a Tenant Invitee to leave an automobile in the Parking Facility overnight, Tenant shall provide Landlord with prior notice thereof, designating the license plate number and model of such automobile.

          2. Cars must be parked entirely within the stall lines painted on the floor, and only compact cars may be parked in areas reserved for compact cars.

          3.   All directional signs and arrows must be observed.

          4.   The speed limit shall be five (5) miles per hour.

          5. Parking spaces reserved for handicapped parking must be used only by vehicles properly designated.

          6. Parking is prohibited in all areas not expressly designated for parking, including, without limitation:

               a.   in areas not striped for parking;

               b.   in aisles;

               c.   where "no parking" signs are posted;

               d.   on ramps;

               e.   in loading zones;

               f.   in cross-hatched areas; and

               g. in such other areas as may be designated by Landlord, its agents, lessees or licensees.

          7. Parking stickers, key cards or any other devices or forms of identification or entry supplied by Landlord shall remain the property of Landlord. Such parking identification devices must be displayed as requested, and any device in the possession of an unauthorized holder will be void.

          8. Parking Facility managers and attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.

          9. Every person visiting the Parking Facility is required to park and lock his/her own car.

          10. Loss or theft of parking identification, key cards or other such devices must be reported to Landlord and to any Parking Facility manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated, and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant must be reported to the office of the garage immediately.

          11. Washing, waxing, cleaning or servicing any vehicle by Tenant or any Tenant Invitee is prohibited. Parking spaces may be used only for parking automobiles.

          12.  NO LIABILITY. TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST
               -----------------------------------------------------------------
EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR
--------------------------------------------------------------------------
DAMAGE TO TENANT OR ANY TENANT INVITEE OR TO TENANT'S OR ANY TENANT INVITEE'S
-----------------------------------------------------------------------------
PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT'S OR ANY
-------------------------------------------------------------------------------
TENANT INVITEE'S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR
------------------------------------------------------------------------------
ACCIDENT) ARISING FROM OR RELATED TO TENANT'S OR ANY TENANT INVITEE'S USE OF THE
--------------------------------------------------------------------------------
PARKING FACILITY OR WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD'S
------------------------------------------------------------------------------
ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION, BUT EXCLUDING LANDLORD'S GROSS
-----------------------------------------------------------------------
NEGLIGENCE OR WILLFUL MISCONDUCT OR ANY FAILURE BY LANDLORD TO MAINTAIN AND
---------------------------------------------------------------------------
REPAIR THE LANDLORD REPAIR AREAS.
--------------------------------

          13. Release of Liability. Without limiting the provisions of Paragraph 12 above and except where caused by the gross negligence or willful misconduct of Landlord or any failure by Landlord to maintain and repair the Landlord Repair Areas, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any Tenant Invitee arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence; provided that nothing set forth herein shall be construed to impose upon Tenant any liability or responsibility for claims made by third-parties (and not a Tenant Invitee) with respect to the Parking Facility in circumstances where neither Tenant nor any Tenant Invitee was responsible therefor.

          14. The garage management reserves the right to refuse the issuance of monthly stickers or other parking identification devices to Tenant or and Tenant Invitee who willfully refuses to comply with the above Parking Rules and Regulations or any City, State or Federal ordinance, law or agreement.

          15. Neither Tenant nor any Tenant Invitee shall load or unload in areas other than those designated by Landlord for such activities.

          16. Tenant, any Tenant Invitee and unauthorized users parked in prohibited areas are subject to towing at their own expense.

                                   EXHIBIT D

                             WORKLETTER AGREEMENT


     This Workletter Agreement (the "Agreement") is an exhibit to that certain Lease (the "Lease"), dated as of the date hereof, between TST Cupertino, L.L.C. ("Landlord"), and Portal Software, Inc. ("Tenant"), wherein Tenant is leasing certain office space (the "Premises") in Cupertino City Center V (the "Building"), in Cupertino, California, as more particularly described in the Lease. In consideration of the parties entering into the Lease and of the mutual promises and covenants herein contained, Landlord and Tenant hereby agree as follows:

     1.   General.
          -------

          (a) The purpose of this Agreement is to set forth how the improvements to the Premises ("Improvements") are to be constructed by Landlord, how the construction of the Improvements will be paid for, and the time schedule for completion of the construction of the Improvements.

          (b) Except as defined in this Agreement to the contrary, all terms used in this Agreement shall have the same meaning as the corresponding defined term in the Lease.

          (c) The terms, conditions and requirements of the Lease, except where clearly inconsistent or inapplicable to this Agreement, are incorporated into this Agreement.

          (d) Except for the Improvements to be constructed pursuant to this Agreement, Landlord has no obligation to alter the Premises or the Building to achieve the Ready for Occupancy condition.

          (e) Promptly following the date hereof, Tenant shall cause space plans for the Improvements to be prepared by a licensed architect designated by Tenant and approved in writing by Landlord, in Landlord's reasonable discretion ("Tenant's Architect"), and submitted to Landlord for approval, which approval shall not be unreasonably withheld, conditioned or delayed provided such work is non-structural, does not adversely affect any Building System, and involves no construction that would be visible from outside of the Premises or would affect the Certificate of Occupancy for the Building ("CofO") (as so approved, the "Space Plans"). The Space Plans shall be used by Tenant's Architect in its preparation of the Proposed Plans and Final Plans (each as hereinafter defined) for the Improvements.

     2.   Preparation of Plans and Construction Schedule and Procedures.
          -------------------------------------------------------------

          (a) Tenant shall cause to be prepared and delivered to Landlord, for Landlord's approval, the following proposed drawings (in each case, the "Proposed Plans") for the Improvements, on or before the indicated deadline:

               (i) The location of all interior floor to ceiling walls within the Premises: August 30, 1999.

               (ii) Architectural drawings (consisting of floor construction plan, ceiling lighting and layout, power, and telephone plan) which are to a sufficient stage of completion (approximately sixty percent (60%)) to satisfy the building permit issuance requirements of the City of Cupertino: September 13, 1999.

               (iii)  The balance of the architectural drawings as described in
(ii) above: September 27, 1999.

               (iv) Finish schedule (consisting of wall finishes and floor finishes and miscellaneous details): September 27, 1999.

          (b) All architectural drawings shall be prepared at Tenant's sole cost and expense by Tenant's Architect, whom Tenant shall employ. Landlord's approval of any change in Tenant's Architect shall not be unreasonably withheld, delayed or conditioned. Tenant shall deliver one set of reproducible architectural drawings to Landlord. All mechanical drawings for the Premises shall be prepared at Tenant's sole cost and expense by the applicable design-build subcontractor reasonably approved by Landlord.

          (c) Within five (5) days after Landlord's receipt of the architectural drawings, Landlord shall advise Tenant of any changes or additional information required to obtain Landlord's approval.

          (d) Within five (5) days after Landlord's receipt of the finish schedule, Landlord shall advise Tenant of any changes or additional information required to obtain Landlord's approval.

          (e) If Landlord disapproves of or requests additional information regarding the Proposed Plans, Tenant shall within five (5) days thereafter (or such longer period as may be reasonably required as a result of the nature or extent of Landlord's comments, but in no event more than ten (10) days) revise the Proposed Plans disapproved by Landlord and resubmit such plans to Landlord or otherwise provide such additional information to Landlord. Landlord shall, within ten (10) days after receipt of Tenant's revised plans, advise Tenant of any additional changes which may be required to obtain Landlord's approval. If Landlord disapproves the revised plans specifying the reason therefor, or requests further additional information, Tenant shall, within five (5) days (or such longer period as may be reasonably required as a result of the nature or extent of Landlord's comments, but in no event more than ten (10) days) of receipt of Landlord's required changes, revise such plans and resubmit them to Landlord or deliver to Landlord such further information as Landlord has requested. Landlord shall, again within five (5) days after receipt of Tenant's revised plans, advise Tenant of further changes, if any, required for Landlord's approval. This process shall continue until Landlord has approved Tenant's revised Proposed Plans. "Final Plans" shall mean such Proposed Plans, as revised, which have been approved by Landlord and Tenant in writing. Landlord agrees not to withhold its approval unreasonably. In no event shall Landlord withhold its consent to any Proposed Plans which are a logical derivation of space plans previously reviewed and approved by Landlord.

          (f) All Proposed Plans and Final Plans shall comply with all applicable Requirements. Neither review nor approval by Landlord of any Proposed Plans and resulting Final

Plans shall constitute a representation or warranty by Landlord that such plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Requirements, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. No changes in the Final Plans shall be made without Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed with respect to any such proposed changes that are non-structural, do not adversely affect any Building System, do not involve construction that would be visible from outside the Premises or would affect the CofO. If the Proposed Plans require changes to the Base Building, Core and Shell, or if Tenant proposes to make any changes affecting the ground floor lobby, all such changes shall be subject to Landlord's prior approval, which Landlord, acting in good faith, may withhold in its sole discretion.

          (g) As soon as reasonably possible following the Effective Date, but in any event by the date Landlord advises Tenant that such information must be received, Tenant shall advise Landlord of the identity of those subcontractors for all trades which Tenant desires the Contractor (as hereinafter defined) to solicit bids from for the Improvements (the "Proposed Subcontractors").
Promptly following Tenant's designation thereof, Landlord shall advise Tenant whether Landlord disapproves any of the Proposed Subcontractors, which approval shall not be unreasonably withheld. As soon as reasonably possible following Tenant's submittal of the Proposed Plans for each component of the Improvements and such list of Proposed Subcontractors, Landlord shall engage Webcor Builders, Inc. (the "Contractor"), to solicit bids from subcontractors for all trades necessary to complete construction of the Improvements shown on such Proposed Plans or Final Plans, including costs (or savings) for any alternatives shown thereon. Landlord anticipates that the bid packages for mechanical, electrical and fire and life safety sub-contractors must be released to the Proposed Subcontractors on or before August 30, 1999. Promptly upon receipt thereof, Landlord shall furnish to Tenant copies of all subcontractor bids together with the associated schedule of values or other breakdown of labor and materials received from each such Proposed Subcontractor. Upon receipt of all such subcontractor bids, and any alternative bids respecting any deletions or substitutions in the scope of the work, Landlord shall review such bids with Tenant, shall allow Tenant to consult with Landlord in the final selection of subcontractors and shall advise Tenant of the estimated cost of construction of the Improvements and approve an estimated final construction cost in an amount equal to the sum of the lowest bids from all other subcontractors (unless Landlord or Tenant, in its reasonable discretion, finds any such lowest bid to be non-conforming or unreasonable (taking into consideration such factors as its completeness of scope, scheduling approach, staffing, assessment of cost and other similar items), in which event Landlord shall direct Contractor to accept the next lowest conforming or reasonable bid), the Contractor's agreed-upon fee in the amount of four percent (4%) of direct subcontractor costs as described in the Contract (as hereinafter defined), the cost of the general conditions of the work in the amount of three percent (3%) of direct subcontractor costs and the Contractor's contingency (collectively, the "Construction Cost") provided that no portion of a contingency shall be disbursed without Tenant's prior written consent. Landlord shall then enter into a guaranteed maximum price amendment (the "GMP Amendment") to the construction contract (the "Contract") previously entered into with the Contractor where the basis of payment is the Construction Cost and providing for progress payments. The sum of (A) the Construction Cost,
(B) the cost of preparing the Space Plans, Proposed Plans, Final Plans, third-party building and engineering fees, any cost for permitting, including applications and signoffs, and (C) the Construction Administration Costs (as hereinafter defined) (hereinafter referred to as the "Total Construction Costs"). Tenant understands and acknowledges that at the time the Contract is executed and construction of the Improvements has commenced a guaranteed maximum price will not yet have been established and that the amount of Total Construction Costs will be a budget estimate only. Tenant shall have the right to approve all items comprising Total Construction Costs (and shall receive reasonable back-up information with respect thereto), any material change to the Contract which differs in any material respect from the form of Contract furnished to Tenant prior to the Effective Date, and approve the GMP Amendment, which approval shall not be unreasonably withheld, delayed or conditioned and shall be deemed granted unless Tenant advises Landlord of its specific objections to the proposed form of Contract and/or GMP Amendment within two (2) Business Days of receipt thereof.

          (h) As soon as a building permit is first available from the City of Cupertino (which Tenant acknowledges is anticipated to be prior to the date the Final Plans are completed and a guaranteed maximum price has been established under the Contract), Landlord shall instruct the Contractor to commence construction and to proceed to build the Improvements indicated on the Final Plans (including all materials shown thereon subject to the provisions of Section 3 below) as soon thereafter as reasonably possible, consistent with industry custom and procedure, at Tenant's sole and entire cost. Landlord, either directly or through its Agent, shall provide the following construction management services: (a) review mechanical drawings for compliance with the Final Plans; (b) assist in the drafting of bid documents and coordination; (c) provide weekly site visits; (d) attend weekly project meetings; (e) be available during installation of furniture, carpet and window coverings to ensure a quality installation; and (f) perform one complete follow up on punch list items. Landlord shall not be responsible for any comprehensive review of any Shop Drawings.

          (i) Tenant shall (A) reimburse to Landlord the actual third-party costs reasonably incurred by Landlord to approve all plans, specifications and materials submitted pursuant to this Section 2 and (B) pay to Landlord a supervision fee in an amount equal to One Hundred Fifteen Thousand Five Hundred Forty-Seven and 31/100ths Dollars ($115,547.31) for Landlord's services in connection with this Agreement ((A) and (B) collectively, the "Construction Administration Costs"), and such reimbursement shall occur by a disbursement to Landlord not more frequently than monthly from the Disbursement Account.

          (j) For purposes of this Agreement and the Lease, the term "Tenant Delays" shall mean an actual delay in causing the Premises to be Ready for Occupancy by the Scheduled Commencement Date, as extended by Unavoidable Delays, which is directly caused by the occurrence of one or more of the events described in clauses (A) through (G) below:

               (A) any revision by Tenant of the Space Plans after Landlord's approval thereof in accordance with Section 1 above;

               (B) any failure by Tenant to provide, or cause to be provided, the Space Plans, Proposed Plans or any revisions thereto within the time periods set forth in Section 1 or in paragraphs (a) through (e), inclusive, of this
Section 2 above, the Final Plans, or otherwise to comply with the dates and time limits in this Agreement, or failure to pay when due any sums due to Contractor or Landlord;

               (C) any change orders initiated by Tenant or any revisions to the Final Plans or other delays in completing construction necessitated by such change orders;

               (D) delayed delivery of items specified by Tenant which are long lead-time items (Landlord shall reasonably endeavor to advise Tenant in writing of any long lead-time items identified by Landlord in conjunction with Landlord's review of the Proposed Plans);

               (E) Tenant's failure to respond within a reasonable period of time to any other requests for approval, consent, explanation or interpretation of anything relating to the construction of the Improvements;

               (F) Tenant's activities in the Premises prior to Substantial Completion of the Improvements which materially impedes or interferes with such Substantial Completion as reasonably determined by Landlord; or

               (G)  any other cause in Tenant's exclusive control.

For purposes of this Section 2, the term "Tenant" shall include Tenant's contractors, agents, architects and consultants. Landlord shall be responsible for documenting all asserted Tenant Delays, which documentation shall be available to Tenant upon request. Landlord shall use its good faith efforts to advise Tenant within one (1) Business Day of the occurrence of any event constituting Tenant Delays. In addition, Landlord shall have the right to stop construction if Tenant fails to pay such sums or otherwise materially defaults in the performance of its obligations under the Lease or this Agreement, and all such periods in which work has stopped or been suspended shall constitute "Tenant Delays." Notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred unless and until Landlord has provided notice to Tenant (the "Delay Notice") within five (5) days of the occurrence of the alleged Tenant Delay, specifying the action or inaction by Tenant that Landlord contends constitutes the Tenant Delay. If such action or inaction is not cured by Tenant within two (2) Business Days of receipt of such Delay Notice (the "Grace Period"), than a Tenant Delay, as set forth in such Delay Notice, shall be deemed to have occurred commencing as of the expiration of the Grace Period.

          (k) Landlord shall use its commercially reasonable efforts to enforce all warranty obligations of the Contractor in accordance with the terms of the Contract. Upon Tenant's written request, Landlord shall assign to Tenant all warranties received from the Contractor under the Contract.

          (l) Concurrently with Landlord's execution of the Construction Contract, Landlord and Tenant shall jointly establish, in the names of both parties, a disbursement account with the Bank of Boston (the "Disbursement Account"). The Disbursement Account shall be funded by Tenant in full at the time the Disbursement Account is established in an amount equal to the Total Construction Cost as reasonably established by Landlord based upon the then project budget, shall earn interest solely for the benefit of Tenant and shall provide that all checks drawn upon the Disbursement Account bear the signature of both Landlord and Tenant. Upon Landlord's execution of the GMP Amendment, if the Total Construction Cost as shown thereon exceeds the amount initially funded by Tenant, Tenant shall immediately deposit such additional amount into the Disbursement Account. Any costs or fees charged by the Bank of Boston shall be borne by Tenant. Within five (5) Business Days of Landlord's request (but not more frequently than once per month) (which request shall include a copy of the Contractor's payment application and a certificate by the Contractor with respect to the percentage of completion of the work by each trade covered by such application for payment), Tenant shall execute and deliver to Landlord a check representing the amount of the requested disbursement provided that the amount of such requested disbursement is pursuant to an application for payment signed by the Contractor in a form previously approved by Tenant, does not reflect any amounts not reflected in the Construction Contract, any change order approved by Tenant, any schedule of values attached thereto or any contingency shown thereon less the amount of the applicable retainage. If Tenant fails to timely execute any request for disbursement, such failure shall constitute a Tenant Delay and Tenant shall indemnify Landlord against any claims made against Landlord by the Contractor. Provided Tenant timely responds to each request for disbursement, Landlord shall be solely responsible for payment of the sums due Contractor under the Contract. Landlord shall periodically furnish to Tenant as Landlord receives the same in connection with each disbursement to the Contractor copies of related invoices, conditional and final lien waivers and other back-up documentation received by Landlord from the Contractor. Following the Commencement Date, provided the Contractor has been paid in full, Landlord shall execute such documents as Tenant reasonably requests to terminate Landlord's interest in the Disbursement Account.

          (m) Provided that Tenant notifies Landlord within the date Landlord has reasonably established to meet the proposed construction schedule , Tenant shall have the right to designate to Landlord which of the four (4) floors comprising the Premises the Contractor shall endeavor to make Ready for Occupancy first if all of the Premises shall not be made Ready for Occupancy at the same time.

     3.   Change Orders.  No changes in the Final Plans shall be made without
          -------------
Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed with respect to any such proposed changes that are non-structural, do not adversely affect any Building System, do not involve construction that would be visible from outside the Premises or would affect the CofO. If Landlord disapproves any proposed changes to the Final Plans, Landlord shall advise Tenant with specificity of its reasons therefor and shall advise Tenant of the specific revisions required to be made in order to obtain Landlord's consent. If the actual Total Construction Costs are greater than the estimated Total Construction Costs previously funded by Tenant into the Disbursement Account, then Tenant shall deposit into the Disbursement Account such difference in costs promptly upon demand therefor. In connection with any change order requested by Tenant, Landlord shall receive from the Contractor the Contractor's estimate of the cost to implement such change order (which shall include a reasonably itemized breakdown of labor and materials) and any anticipated delay in causing the Premises to be Ready for Occupancy as a result thereof. The Contract shall provide that the Contractor's fee and general conditions with respect to implementing any such change orders shall be four percent (4%) and three percent (3%), respectively, of direct subcontractor costs. The costs charged by Landlord to Tenant caused by Tenant's requesting changes to the Improvements or any Final Plans shall be equal to the sum of (a) the amount of money Landlord has to pay to cause the Improvements, as reflected by such revised Final Plans, to be constructed above the costs that Landlord would have had to pay to cause the Improvements to be constructed if no changes had been made to such Final Plans, and (b) any cancellation fees, reshipping charges or any other similar costs incurred by Landlord in connection therewith. The failure of Tenant to make any such required deposit into the Disbursement Account within ten (10) days of the date such deposit is so required shall constitute an Event of Default under the Lease. Landlord shall utilize, for the construction of the Improvements, the items and materials designated in the applicable Final Plans; provided, however, that whenever Landlord reasonably determines in its judgment that it is not practical or efficient to use such materials, Landlord shall have the right, upon receipt of Tenant's consent, not to be unreasonably withheld or delayed, to substitute comparable items and materials. If Tenant unreasonably refuses to grant such consent, and Landlord is reasonably delayed in causing the Premises, or any part thereof, to be Ready for Occupancy because of Tenant's failure to permit the substitution of comparable items and materials, such delay shall constitute Tenant Delays.

     4.   Ready for Occupancy.  The term "Ready for Occupancy" means that
          -------------------
Landlord has substantially completed the Improvements, and that such work shall be deemed complete, notwithstanding the fact that minor details of construction, mechanical adjustments or decoration which do not materially interfere with Tenant's use of the Premises remain to be performed (items normally referred to as "punch-list" items). If the City of Cupertino requires as a condition to the right to lawfully occupy the Premises the issuance of a temporary or permanent certificate of occupancy, then the Premises shall not be deemed Ready for Occupancy unless and until such temporary or permanent certificate of occupancy is issued ("CofO") and unless the Premises and Building then meet all applicable Requirements (or unless Landlord is proceeding to cause all such Requirements to be so met and the CofO is not affected thereby and no portion of the Premises which has been tendered by Landlord may not be used or occupied by Tenant as a result thereby) the ground floor lobby and all elevator cabs are substantially complete and all utility services are available. The Premises shall be deemed Ready for Occupancy even though certain other portions of the Building, which do not materially interfere with Tenant's efficient conduct of its business, have not been fully completed, and even though Tenant's furniture, furniture systems, telephones, telexes, telecopiers, photocopy machines, computers and other business machines or equipment have not been installed, the purchase and installation of which shall be Tenant's sole responsibility. Landlord covenants and agrees that on the Commencement Date, all Building Systems and sub-systems, the structural elements of the Building and the Building foundation shall be in good working condition and repair. Subject to the correction by Landlord of the punch-list items, Tenant shall be obligated to accept the Premises at such time as it is Ready for Occupancy so long as the Improvements are substantially in conformance with the Final Plans. Landlord shall make itself available to conduct a walkthrough of the Premises prior to tender of possession thereof to identify and, together with Tenant, to prepare within ten (10) days of the date the Premises is Ready for Occupancy a punch-list of items requiring correction. Landlord shall use its reasonable efforts to cause the correction of such punch-list items within thirty (30) days following the Commencement Date and in connection therewith, all such work shall be performed in a manner reasonably intended to minimize any inconvenience or disruption to Tenant. As soon as reasonably possible following the date the Premises are Ready for Occupancy, Landlord shall cause to be prepared and delivered to Tenant a final accounting of the amount of Total Construction Costs.

     5.   Miscellaneous.
          -------------

          (a) Tenant agrees that, in connection with the Improvements and its use of the Premises prior to the Commencement Date, Tenant shall have those duties and obligations with respect thereto that it has pursuant to the Lease during the Term, except the obligation for payment of Rent, and further agrees that Landlord shall not be liable in any way for injury, loss, or damage which may occur to any of the Improvements or installations made in the Premises, or to any personal property placed therein, the same being at Tenant's sole risk.

          (b) Except as expressly set forth herein, Landlord has no other agreement with Tenant and Landlord has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

          (c) This Agreement shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

          (d) The failure by Tenant to pay any monies due Landlord pursuant to this Agreement within the time period herein stated shall be deemed an Event of Default under the terms of the Lease and for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent and Landlord, may, if it so elects, discontinue construction of the Improvements until all such sums are paid and Tenant has otherwise cured such Event of Default. All late payments shall bear interest pursuant to Section 2.6 of the Lease.

          (e) Tenant hereby acknowledges and agrees that the Improvements shall include, without limitation, the following items for the Building, each of which shall comply with Landlord's reasonable specifications therefor: (1) lobby desk for the main Building lobby, (2) primary refuse dumpster and (3) card-key secured building-access system. Landlord shall be responsible for the installation and adjustment of the Parking Facility access control system, which shall be reasonably compatible with the Building's card-access system to be installed by Tenant.

                                   EXHIBIT E

                              HVAC SPECIFICATIONS


          The Building HVAC System serving the Premises is designed (at a minimum) to maintain average temperatures within the Premises during the hours of 8:00 a.m. to 6:00 p.m. on Business Days of (i) not less than 68 degrees F. during the heating season when the outdoor temperature is 34 degrees F. or more and (ii) not more than 78 degrees F. and 50% humidity + 5% during the cooling season, when the outdoor temperatures are at 85 degrees F. dry bulb and 66 degrees F. wet bulb, with, in the case of clauses (i) and (ii), a population load per floor of not more than one person per 150 square feet of useable area, other than in dining and other special use areas per floor for all purposes, and shades fully drawn and closed, including lighting and power, and to provide at least .15 CFM of outside ventilation per square foot of rentable area. Use of the Premises, or any part thereof, in a manner exceeding the foregoing design conditions or rearrangement of partitioning after the initial preparation of the Premises which interferes with normal operation of the air-conditioning service in the Premises may require changes in the air-conditioning system serving the Premises.

                                   EXHIBIT F

                            CLEANING SPECIFICATIONS


GENERAL CLEANING
----------------

NIGHTLY

     General Offices:
     ---------------

     1. All hard surfaced flooring to be swept using approved dustdown preparation.

     2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

     3.   Hand dust and wipe clean all furniture, fixtures and window sills.

     4.   Empty all waste receptacles and remove wastepaper.

     5.   Wash and sanitize all Building water fountains and coolers.

     6.   Sweep all private stairways.

     7.   Hand dust and sweep all Building elevators.

     Lavatories:
     ----------

     1.   Sweep and wash all floors, using proper disinfectants.

     2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.

     3.   Wash and disinfect all basins, bowls and urinals.

     4.   Wash all toilet seats.

     5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

     6. Empty paper receptacles, fill receptacles from tenant supply and remove wastepaper.

     7. Fill toilet tissue holders from Tenant supply and fill sanitary napkin dispenser from Tenant supply.

     8.   Empty and clean sanitary disposal receptacles.

WEEKLY

     1.   Vacuum all carpeting and rugs.

     2. Dust all door louvers and other ventilating louvers within a person's normal reach.

     3.   Wipe clean all brass and other bright work.

QUARTERLY

     High dust premises complete including the following:

     1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

     2. Dust all vertical surfaces, such as walls, partitions, doors and other surfaces not reached in nightly cleaning.

     3.   Dust all venetian and horizontal blinds.

     4.   Wash the interior and exterior of all windows.

                                   EXHIBIT G

                             RULES AND REGULATIONS

          1. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, screens or other obstructions shall be attached to or hung in or used in connection with any exterior window or entry door of the Premises, without the prior written consent of Landlord.

          2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed to any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord. Lettering on doors, if and when approved by Landlord, shall be inscribed, painted or affixed for Tenant in a size, color and style acceptable to Landlord.

          3. The grills, louvers, skylights, windows and doors that reflect or admit light and/or air into the Premises, halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other article be placed on the window sills, radiators or convectors so as to be visible from the exterior of the Building.

          4. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

          5. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purposed other than ingress of egress to and from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

          6. Except in those areas designated by Tenant as "security areas," all locks or bolts of any kind shall be operable by the Grand Master Key. No locks shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to or otherwise procured by Tenant and in the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

          7. Tenant shall keep the entrance door to the Premises closed at all times.

          8. Except in connection with Tenant's initial move-in to the Premises which may occur at such times as Tenant may reasonably require, all removal or the carrying in or out of any freight, furniture, package boxes, crates or any other object or matter of any description must take place other than during the hours of 8:00 a.m. and 6:00 p.m. on Business Days and in such elevators as Landlord or its Agent may reasonably determine from time to time; provided that the provisions of this Section 8 shall not be deemed to apply to Tenant so long as the sole occupant of the Building is Portal Software, Inc. or a Related Entity, or in any case to the receipt or dispatch by Tenant during ordinary business hours of packages from a recognized courier service such as Federal Express, United Parcel or DHL.

          9. There shall not be used in any space or in the public halls of the Building, either by Tenant or by jobbers or any others in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord requires.

          10. None of Tenant's employees, visitors or contractors shall be permitted to have access to the Building's roof, mechanical, electrical or telephone rooms without permission from Landlord.

          11. Tenant shall not make or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them.

          12. If Tenant elects to lay floor tile, or other similar floor covering so that the same shall come in direct contact with the floor of the Premises, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, soluble in water; the use of cement or other similar adhesive material being expressly prohibited.

          13. Neither Tenant nor any of Tenant's servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any hazardous material, inflammable, combustible or explosive fluid, chemical or substance except such minimal quantities that are incidental to normal office occupancy.

          14. Tenant shall not use or keep, or permit to be used or kept, any hazardous or toxic materials or any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations or interfere in any way with other tenants or those having business therein.

          15. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the demised Premises which would annoy other tenants or create a public or private nuisance.

          16.  [Intentionally Deleted]

          17. Tenant may, at its sole cost and expense and subject to compliance with all applicable requirements of the Lease, install and maintain vending machines for the exclusive use by Tenant, its officers, employees and business guests, provided that each machine, where necessary, shall have a waterproof pan thereunder and be connected to a drain.

          18. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing or as permitted by Section 11.8 of the Lease. Tenant shall not cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness. Tenant shall not clean or permit the cleaning of any window in the Premises from the outside, in violation of any requirements.

          19. Tenant shall store all its trash, garbage and recyclables within its Premises. No material shall be disposed of which may result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only though entry ways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall use the Building's hauler.

          20. Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations in the Premises.

          21. Except for the normal hanging of pictures on the interior walls of the Premises or the installation of millwork or wall coverings, Tenant shall not maliciously mark, paint, drill into or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with prior written consent of Landlord, and as Landlord may direct.

          22. The water and wash closets, electrical closets, mechanical rooms, fire stairs and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant where its servants, employees, agents, visitors or licensees shall have caused the same, other than wear and tear.

          23. Tenant, before closing and leaving the Premises at any time, shall see that all lights, water, faucets, etc. are turned out. All entranced doors in the Premises shall be left locked by Tenant when the Premises are not in use.

          24. No animals of any kind (except for seeing eye dogs) shall be brought into or kept by any Tenant in or about the Premises or the Building.

          25. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

          26. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

          27. The Premises shall not be used for manufacturing (other than software manufacturing), for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise, except as specifically permitted by the Lease.

          28. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or public typist or for the possession, storage, manufacture or sale of narcotics in any form or as a barber or manicure shop or as an employment bureau.

Tenant shall not engage or pay any employees on the Premises, except those actually working for such Tenant on said Premises, nor advertise for labor giving an address at said Premises.

          29. Tenant shall not accept barbering or bootblacking services in the Premises, from any company or persons not approved by Landlord, which approval shall not be unreasonably withheld, and at hours and under regulations other than as reasonably fixed by Landlord.

          30. The requirements of Tenant will be attended to only upon written application at the office of the Building (or by a telephone request by an authorized employee of Tenant), except in the event of any emergency condition. Employees of Landlord or Landlord's Agent shall not perform any work or do anything outside of the regular duties, unless under special instructions from of office of Landlord or in response to an emergency condition.

          31. Tenant shall be responsible for the delivery and pick up of all mail from the United States Post Office.

          32. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Saturdays, Sundays and holidays observed by the Building all persons who do not present a pass to the Building signed or approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

          33. Tenant shall not invite to the Premises, or permit the visit of, persons in such number or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by other tenants.

          34. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor or any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

          35. Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.

          36. These Rules and Regulations are in addition to, and shall not be constructed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.